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                                                                    EXHIBIT 10.1

                                MERGER AGREEMENT

                                  BY AND AMONG

                           INFINITY MEDIA CORPORATION

               INFINITY BROADCASTING CORPORATION OF SAN FRANCISCO

                        SPANISH BROADCASTING SYSTEM, INC.

                                       AND

                                SBS BAY AREA, LLC

                          Dated as of October 5, 2004

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                                TABLE OF CONTENTS

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ARTICLE 1      MERGER.....................................................................................        2

       1.1.    MERGER.....................................................................................        2
       1.2.    CLOSING....................................................................................        2
       1.3.    EFFECTIVE TIME.............................................................................        2
       1.4.    EFFECTS OF THE MERGER......................................................................        2
       1.5.    LIMITED LIABILITY COMPANY AGREEMENT........................................................        2
       1.6.    MANAGERS OF THE SURVIVING COMPANY..........................................................        2
       1.7.    OFFICERS OF SURVIVING COMPANY..............................................................        3
       1.8.    FURTHER ACTION.............................................................................        3
       1.9.    EFFECT ON CAPITAL STOCK OF THE MERGING COMPANIES...........................................        3
       1.10.   CONVERSION OF COMPANY STOCK................................................................        3
ARTICLE 2      REPRESENTATIONS AND WARRANTIES OF SBS......................................................        3

       2.1.    ORGANIZATION, QUALIFICATION AND STANDING...................................................        4
       2.2.    AUTHORIZATION AND BINDING OBLIGATION.......................................................        4
       2.3.    SBS SERIES C PREFERRED STOCK AND WARRANT TO BE ISSUED IN THIS TRANSACTION..................        4
       2.4.    ABSENCE OF CONFLICTING AGREEMENTS OR REQUIRED CONSENTS.....................................        4
       2.5.    SEC DOCUMENTS..............................................................................        5
       2.6     FINANCIAL STATEMENTS.......................................................................        6
       2.7.    NO MATERIAL UNDISCLOSED LIABILITIES; ABSENCE OF CHANGES....................................        7
       2.8.    CAPITALIZATION.............................................................................        8
       2.9     COMPLIANCE.................................................................................       10
       2.10.   GOVERNMENTAL AUTHORIZATIONS................................................................       10
       2.11.   CONTRACTS AND COMMITMENTS..................................................................       10
       2.12.   TRANSACTIONS WITH RELATED PARTIES..........................................................       11
       2.13.   FCC QUALIFICATIONS.........................................................................       11
       2.14.   TAXES......................................................................................       11
       2.15.   NO FINDER..................................................................................       12
       2.16.   SECTION 203 OF THE DGCL....................................................................       12
ARTICLE 3      REPRESENTATIONS AND WARRANTIES OF INFINITY.................................................       12

       3.1.    ORGANIZATION, QUALIFICATION AND STANDING...................................................       12
       3.2.    AUTHORIZATION AND BINDING OBLIGATION.......................................................       12
       3.3.    ABSENCE OF CONFLICTING AGREEMENTS OR REQUIRED CONSENTS.....................................       12
       3.4.    CAPITALIZATION; OWNERSHIP..................................................................       14
       3.5.    ABSENCE OF LIABILITIES.....................................................................       14
       3.6     ABSENCE OF MATERIAL ADVERSE EFFECT.........................................................       14
       3.7.    TAXES......................................................................................       15
       3.8.    GOVERNMENTAL AUTHORIZATIONS AND FCC LICENSES...............................................       15
       3.9.    LITIGATION.................................................................................       16
       3.10.   REAL PROPERTY..............................................................................       16
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       3.11.   TITLE TO AND CONDITION OF TANGIBLE PERSONAL PROPERTY.......................................       16
       3.12.   CONTRACTS..................................................................................       17
       3.13.   EMPLOYEES..................................................................................       17
       3.14.   COMPLIANCE WITH LAWS.......................................................................       18
       3.15.   PURCHASE FOR OWN ACCOUNT...................................................................       18
       3.16.   RESTRICTED SECURITIES......................................................................       18
       3.17.   LEGEND.....................................................................................       18
       3.18.   ACCREDITED INVESTOR........................................................................       18
       3.19.   NO FINDER..................................................................................       18
       3.20.   BOOKS AND RECORDS..........................................................................       19
       3.21.   ENVIRONMENTAL MATTERS......................................................................       19
ARTICLE 4      FCC AND OTHER GOVERNMENTAL CONSENTS........................................................       19

       4.1.    FCC APPLICATION............................................................................       19
       4.2.    COMPLIANCE WITH HSRA.......................................................................       19
       4.3.    OTHER GOVERNMENTAL CONSENTS................................................................       20
ARTICLE 5      COVENANTS AND AGREEMENTS...................................................................       20

       5.1.    CONTROL OF STATION.........................................................................       20
       5.2.    OPERATION OF THE STATIONS AND THE COMPANY..................................................       20
       5.3.    PERMITTED DISTRIBUTIONS; REQUIRED ASSUMPTIONS..............................................       21
       5.4.    ACCESS TO THE COMPANY'S PROPERTIES.........................................................       21
       5.5.    SBS COVENANTS..............................................................................       22
       5.6.    CONFIDENTIALITY............................................................................       22
       5.7.    PUBLIC ANNOUNCEMENT........................................................................       23
       5.8.    ADVICE OF CHANGES..........................................................................       23
       5.9.    EMPLOYMENT MATTERS.........................................................................       23
       5.10.   REGISTRATION RIGHTS AGREEMENT..............................................................       23
       5.11.   REORGANIZATION TREATMENT...................................................................       23
       5.12.   USE OF INFINITY, KBAA, KBAY AND OTHER TRADEMARKS...........................................       24
       5.13.   TAX MATTERS................................................................................       24
ARTICLE 6      CONDITIONS PRECEDENT TO SBS  AND MERGER SUB'S OBLIGATION TO CLOSE..........................       25

       6.1.    REPRESENTATIONS, WARRANTIES AND COVENANTS..................................................       25
       6.2.    CORPORATE ACTION...........................................................................       25
       6.3.    GOVERNMENTAL CONSENTS......................................................................       26
       6.4.    ADVERSE PROCEEDINGS........................................................................       26
ARTICLE 7      CONDITIONS PRECEDENT TO INFINITY AND THE COMPANY'S OBLIGATION TO CLOSE.....................       26

       7.1.    REPRESENTATIONS, WARRANTIES AND COVENANTS..................................................       26
       7.2.    CORPORATE ACTION...........................................................................       26
       7.3.    GOVERNMENTAL CONSENTS......................................................................       26
       7.4.    ADVERSE PROCEEDINGS........................................................................       27
       7.5.    NO MATERIAL ADVERSE EFFECT.................................................................       27
       7.6.    NO CHANGE IN CONTROL.......................................................................       27
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
ARTICLE 8      DOCUMENTS TO BE DELIVERED AT THE CLOSING...................................................       27

       8.1.    DOCUMENTS TO BE DELIVERED BY INFINITY AND THE COMPANY......................................       27
       8.2.    DOCUMENTS TO BE DELIVERED BY SBS AND MERGER SUB............................................       27
       8.3.    DOCUMENTS TO BE DELIVERED BY INFINITY AND SBS..............................................       28
ARTICLE 9      TRANSFER TAXES, FEES AND EXPENSES..........................................................       28

       9.1.    TRANSFER TAXES AND SIMILAR CHARGES.........................................................       28
       9.2.    GOVERNMENTAL FILING OR GRANT FEES..........................................................       28
       9.3.    EXPENSES...................................................................................       28
ARTICLE 10     INDEMNIFICATION............................................................................       28

       10.1.   INFINITY'S INDEMNITIES.....................................................................       28
       10.2.   SBS'S INDEMNITIES..........................................................................       29
       10.3.   CERTAIN LIMITATIONS........................................................................       30
       10.4.   SURVIVAL OF REPRESENTATIONS, WARRANTIES AND OBLIGATIONS....................................       31
ARTICLE 11     TERMINATION RIGHTS.........................................................................       31

       11.1.   TERMINATION................................................................................       31
       11.2.   LIABILITY..................................................................................       32
       11.3.   EFFECT OF TERMINATION......................................................................       32
       11.4.   PARENT GUARANTY............................................................................       32
ARTICLE 12     OTHER PROVISIONS...........................................................................       32

       12.1.   BENEFIT AND ASSIGNMENT.....................................................................       32
       12.2.   ENTIRE AGREEMENT...........................................................................       32
       12.3.   HEADINGS...................................................................................       32
       12.4.   COMPUTATION OF TIME........................................................................       32
       12.5.   GOVERNING LAW; WAIVER OF JURY TRIAL........................................................       33
       12.6.   CONSTRUCTION...............................................................................       33
       12.7.   ATTORNEYS' FEES............................................................................       33
       12.8.   SEVERABILITY...............................................................................       33
       12.9.   NOTICES....................................................................................       33
       12.10.  COUNTERPARTS...............................................................................       35
ARTICLE 13     DEFINITIONS................................................................................       35
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                                      iii

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                                                                  EXECUTION COPY

                                MERGER AGREEMENT

      This MERGER AGREEMENT (this "Agreement"), made as of October 5, 2004, is by and among, INFINITY MEDIA CORPORATION, a Delaware corporation ("Infinity"), INFINITY BROADCASTING CORPORATION OF SAN FRANCISCO, a Delaware corporation (the "Company"), SPANISH BROADCASTING SYSTEM, INC., a Delaware corporation ("SBS"), and SBS Bay Area, LLC, a Delaware limited liability company ("Merger Sub").

                                    RECITALS

      The Company is engaged in the business of owning and operating radio broadcast station KBAA(FM), San Francisco, California (Facility ID No. 1092) (the "Station"), pursuant to a license issued by the Federal Communications Commission (the "FCC").

      Infinity owns 100% of the issued and outstanding stock of the Company. SBS owns 100% of the issued and outstanding membership interests in Merger Sub.

      The respective Boards of Directors of the Company and Merger Sub have determined that the merger (the "Merger") of the Company with and into Merger Sub is in the best interests of the Company and Merger Sub, and each such Board of Directors, and Infinity and SBS as the sole stockholder of the Company and sole interest holder of Merger Sub, respectively, have approved the Merger upon the terms and subject to the conditions set forth in this Agreement.

      Under the terms of this Agreement, shares of common stock, par value $0.01 per share, of the Company issued and outstanding immediately prior to the Effective Time (the "Company Stock") shall be converted into the right to receive Series C Convertible Preferred Stock, par value $0.002 per share, of SBS (the "SBS Series C Preferred Stock") and the Warrant (as defined in Section 1.9).

      The parties intend that for federal income tax purposes the Merger will qualify as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code").

      NOW, THEREFORE, in consideration of the representations, warranties, covenants, conditions and agreements hereinafter set forth, the parties hereto agree as follows:

                                    ARTICLE 1
                                     MERGER

      1.1. MERGER. Upon the terms and subject to the conditions of this Agreement, and in accordance with Delaware General Corporation Law (the "DGCL") and the Delaware Limited Liability Company Act ("DLLCA"), at the Effective Time (as defined in Section 1.3 below), the Company shall be merged with and into Merger Sub and the separate corporate existence of the Company shall cease and Merger Sub shall continue as the surviving entity in the Merger (hereinafter sometimes referred to as the "Surviving Company.")

      1.2. CLOSING. Unless this Agreement shall have been terminated and the transactions herein contemplated shall have been abandoned pursuant to Section 11.1, the consummation of the Merger (the "Closing") shall take place at 10:00 a.m. on the fifth business day after the satisfaction or (subject to applicable law) waiver of the conditions set forth in Sections 6.3 and 7.3 at the offices of Leventhal Senter & Lerman PLLC, Washington, D.C., unless another time, date or place is agreed to in writing by Infinity and SBS. The date on which the Closing occurs shall be the "Closing Date."

      1.3. EFFECTIVE TIME. At the Closing, Merger Sub, as the Surviving Company, shall duly prepare, execute and acknowledge, and shall thereafter (a) file a certificate of merger (the "Certificate of Merger") with the Secretary of State of the State of Delaware in such form as is required by, and executed in accordance with, the relevant provisions of the DGCL and the DLLCA to effectuate the Merger and (b) make all other filings or recordings required under the laws of Delaware to effectuate the Merger. The Certificate of Merger shall be effective on the later of the time of filing of the Certificate of Merger or at such subsequent time as the Company and Merger Sub shall agree and as shall be specified in the Certificate of Merger (the date and time the Merger becomes effective being the "Effective Time").

      1.4. EFFECTS OF THE MERGER. At and after the Effective Time, the Merger will have the effects set forth in this Agreement and the applicable provisions of the DGCL and the DLLCA. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, subject to the terms and conditions of this Agreement and the other documents contemplated hereby, all the properties, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Company, and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Company.

      1.5. LIMITED LIABILITY COMPANY AGREEMENT. The limited liability company agreement of Merger Sub, as in effect immediately prior to the Effective Time, shall be the limited liability company agreement of the Surviving Company until thereafter changed or amended.

      1.6. MANAGERS OF THE SURVIVING COMPANY. The managers of Merger Sub immediately prior to the Effective Time shall be the managers of the Surviving Company, each to hold office from the Effective Time in accordance with the limited liability company agreement of the Surviving Company and until his or her successor is duly elected and qualified.

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      1.7. OFFICERS OF SURVIVING COMPANY. The officers of Merger Sub immediately prior to the Effective Time shall be the officers of the Surviving Company until the earlier of their resignation or removal or until their respective successors are duly appointed and qualified.

      1.8. FURTHER ACTION. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Company with the full right, title and possession to all assets, property, rights, privileges, immunities, powers and franchises of either or both the Company and Merger Sub, the stockholder of the Company and the sole interest holder of Merger Sub, by signing this Agreement, hereby authorize the officers and the member of the Surviving Company in the name of either or both the Company and Merger Sub or otherwise to take all such actions, and Infinity and the Company agree to take all such actions as are necessary to vest the Surviving Company with the full right, title and possession to all assets, property, rights, privileges, immunities, powers and franchises of either or both the Company and Merger Sub.

      1.9. EFFECT ON CAPITAL STOCK OF THE MERGING COMPANIES. As of the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of Company Stock or of the holder of any membership interest in the Merger Sub:

            (a) the issued and outstanding shares of Company Stock shall be converted into the right to receive (i) 380,000 validly issued, fully paid and non-assessable shares of SBS Series C Preferred Stock and (ii) a warrant to purchase an additional 190,000 shares of SBS Series C Preferred Stock as specified and in the form attached as Exhibit A hereto (the "Warrant").

            (b) each issued and outstanding limited liability company interest of Merger Sub shall remain outstanding and be converted into and become one validly issued, fully paid and non-assessable limited liability company interest of the Surviving Company.

      1.10. CONVERSION OF COMPANY STOCK. As of the Effective Time, upon the surrender of one or more certificates representing all of the outstanding shares of Company Stock immediately prior to the Merger, SBS shall issue and deliver to Infinity one or more certificates registered in the name of Infinity evidencing
(a) 380,000 shares of SBS Series C Preferred Stock and (b) the Warrant. As of the Effective Time, all shares of Company Stock shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and Infinity, as holder of the certificate or certificates that, immediately prior to the Effective Time, represented outstanding shares of Company Stock shall cease to have any rights with respect thereto, except the right to receive, upon the surrender of such certificate, the shares of SBS Series C Preferred Stock to which such holder is entitled pursuant to Section 1.9 hereof, as represented by one or more certificates, and the Warrant.

                                    ARTICLE 2
                      REPRESENTATIONS AND WARRANTIES OF SBS

      SBS represents and warrants to Infinity and the Company as follows:

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      2.1. ORGANIZATION, QUALIFICATION AND STANDING. SBS is a corporation and
Merger Sub is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware. Each of SBS and Merger Sub is duly qualified to do business as a foreign entity and in good standing under the laws of each state or other jurisdiction in which either the ownership or use of the properties owned or used by it, or the nature of the activities conducted by it, requires such qualification, except where the failure to be so qualified would not reasonably be expected to, individually or in the aggregate,
(a) have a Material Adverse Effect on SBS or Merger Sub, or (b) impair the ability of SBS or Merger Sub to consummate the transactions contemplated by, or to satisfy their obligations under, this Agreement, or (c) delay in any material respect or prevent the consummation of any of the transactions contemplated by this Agreement (an "SBS Material Adverse Effect"). Each of SBS and Merger Sub has the requisite corporate power and authority to own its properties and to carry on its business as now conducted. SBS has delivered to Infinity true and complete copies of the certificate of incorporation and bylaws of SBS and the limited liability company agreement of Merger Sub, in each case as amended through the date of this Agreement.

      2.2. AUTHORIZATION AND BINDING OBLIGATION. Each of SBS and Merger Sub has all necessary power and authority to enter into and perform its obligations under this Agreement and to complete the transactions contemplated hereby. Each of SBS's and Merger Sub's execution, delivery and performance of this Agreement has been duly and validly authorized by all necessary action on its part. This Agreement has been duly executed and delivered by SBS and Merger Sub and constitutes their respective valid and binding obligation, enforceable in accordance with its terms, except as limited by laws affecting creditors' rights or equitable principles generally.

      2.3. SBS SERIES C PREFERRED STOCK AND WARRANT TO BE ISSUED IN THIS TRANSACTION. Prior to the Closing, the issuance of SBS Series C Preferred Stock and the Warrant to Infinity pursuant to this Agreement will have been duly authorized by all necessary corporate action on the part of SBS.

      2.4. ABSENCE OF CONFLICTING AGREEMENTS OR REQUIRED CONSENTS.

            (a) Neither the execution and delivery by SBS and Merger Sub of this Agreement, the consummation by SBS and Merger Sub of the actions contemplated hereby nor compliance by SBS and Merger Sub with or fulfillment by either of them of the terms, conditions and provisions hereof will conflict with, or result in a violation or breach of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, amendment, cancellation or acceleration of any obligation or loss of a material benefit under, or to increased, additional, accelerated or guaranteed rights or entitlements of any person under, or result in the creation of any Encumbrance upon any of the properties or assets of SBS or any SBS Subsidiary under, (i) the certificate of incorporation or bylaws of SBS or the limited liability company agreement of Merger Sub, (ii) subject to the government filings and other matters referred to in Article 4, any of the terms, conditions or provisions of any agreement, including but not limited to any indenture, credit agreement or other similar agreement providing for the issuance of debt, that is legally binding on SBS, any SBS Subsidiary or the Merger Sub, or any license held by any of them, or (iii) subject to

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the governmental filings and other matters referred to in Article 4, any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to SBS or Merger Sub or their respective properties or assets, other than, in the case of clause (ii) or (iii), any such items that, individually or in the aggregate, would not have an SBS Material Adverse Effect.

            (b) Except for (i) consents, approvals, licenses, permits, orders, authorizations, registrations, declarations, filings or applications as may be required under, and other applicable requirements of, the Exchange Act, the Securities Act and the HSRA (ii) filings under state securities or "blue sky" laws, (iii) filings with the NASDAQ, (iv) approvals of and filings with the FCC under the Communications Act, (v) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and the filing of appropriate documents with the relevant authorities of other jurisdictions in which the Merger Sub or the Company is qualified to do business, and (vi) other consents, approvals, orders, authorizations, registrations, declarations, filings and applications expressly provided for in this Agreement, no consent, approval, license, permit, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to SBS or Merger Sub in connection with the execution, delivery, performance or consummation by SBS and Merger Sub of this Agreement (except, in each of the foregoing cases, where the failure to obtain such consents, approvals, licenses, permits, orders or authorizations, or to make such registrations, declarations or filings, would not, individually or in the aggregate, have an SBS Material Adverse Effect).

      2.5. SEC DOCUMENTS.

            (a) SBS has delivered or made available to Infinity (i) SBS's annual report on Form 10-K for its fiscal year ended December 31, 2003, (ii) its quarterly reports on Form 10-Q for its fiscal quarters ended March 31, 2004 and June 30, 2004, (iii) its proxy or information statements relating to meetings of, or actions taken without a meeting by, the stockholders of SBS held since December 31, 2003, and (iv) all of the other reports, statements, schedules and registration statements filed by SBS with the SEC since December 31, 2003 (the documents referred to in this Section 2.5(a), collectively, the "SBS SEC Documents").

            (b) As of its filing date (or, if amended or superceded by a subsequent filing prior to the date of this Agreement, on the date of such subsequent filing), each SBS SEC Document filed prior to the date of this Agreement complied, and each such SBS SEC Document filed subsequent to the date of this Agreement and prior to the Closing will comply, as to form in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as the case may be (including, without limitation, the applicable accounting requirements of the SEC and the published rules and regulations of the SEC with respect thereto).

            (c) As of its filing date (or, if amended or superceded by a subsequent filing prior to the date of this Agreement, on the date of such subsequent filing), each SBS SEC Document (as the information therein may have been amended, revised, restated or superceded, as the case may be, by a subsequent filing made prior to the date of this Agreement) filed prior to the date of this Agreement pursuant to the Exchange Act did not, and each such SBS SEC Document filed

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subsequent to the date of this Agreement and prior to the Closing will not, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

            (d) At the time each SBS SEC Document filed after July 30, 2002 containing financial statements was filed with the SEC (or, if amended or superceded by a subsequent filing prior to the date of this Agreement, on the date of such subsequent filing), such SBS SEC Document included or was accompanied by the certifications required by the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder (the "Sarbanes-Oxley Act"), each such certification complied in all material respects with the Sarbanes-Oxley Act and each such SEC Document otherwise complied in all material respects with the applicable requirements of the Sarbanes-Oxley Act.

      2.6 FINANCIAL STATEMENTS.

            (a) The financial statements of SBS included in the SBS SEC Documents (as the information therein may have been amended, revised, restated or superceded, as the case may be, by a subsequent filing made prior to the date of this Agreement) at the time filed (and, in the case of proxy statements, on the dates of effectiveness and the dates of mailing, respectively), were prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or in the case of unaudited statements, as permitted by Form 10-Q of the SEC), and fairly present, in all material respects, the consolidated financial position of SBS and its consolidated SBS Subsidiaries as of the dates thereof and their consolidated results of operations and cash flows for the periods then ended (subject to normal year end adjustments in the case of any unaudited financial statements).

            (b) The management of SBS has: (i) implemented disclosure controls and procedures designed to provide reasonable assurance that material information relating to SBS and the SBS Subsidiaries is made known to the management of SBS by others within those entities; and (ii) disclosed, based on its most recent evaluation, to SBS's outside auditors and the audit committee of the Board of Directors of SBS: (A) any significant deficiencies or material weaknesses in the design or operation of internal control over financial reporting (as defined in Rule 13a-15(f) of the Exchange Act) which are reasonably likely to adversely affect the ability of SBS to record, process, summarize and report financial data; and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in SBS's internal control over financial reporting. A summary of any of those disclosures made by management to such auditors and such audit committee has been furnished to Infinity prior to the date of this Agreement. SBS and each of the SBS Subsidiaries maintain a system of internal accounting controls designed to provide reasonable assurance that: (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) accounts, notes and other receivables and inventory are recorded accurately, and proper and adequate procedures are implemented to effect the collection thereof on a current and timely basis.

            (c) Since June 30, 2002, neither SBS nor any of the SBS Subsidiaries nor, to the knowledge of SBS, any director or executive officer of SBS or the SBS Subsidiaries, has received or otherwise had or obtained actual knowledge of any written complaint, allegation, assertion or claim that SBS believes is credible regarding the accounting or auditing practices, procedures, methodologies or methods of SBS or any of the SBS Subsidiaries or their respective internal accounting controls. No attorney representing SBS or any of the SBS Subsidiaries, whether or not employed by SBS or any of the SBS Subsidiaries, has reported evidence of a material violation of securities laws, breach of fiduciary duty or similar violation by SBS or any of its officers, directors, employees or agents to the Board of Directors of SBS or any committee thereof or to any director or executive officer of SBS.

            (d) To the knowledge of SBS, no employee of SBS or any of the SBS Subsidiaries has provided or is providing information to any law enforcement agency regarding the commission or possible commission of any crime or the violation or possible violation of any law by SBS or any of the SBS Subsidiaries. Neither SBS nor any of the SBS Subsidiaries has discharged, demoted, suspended, threatened, harassed or in any other manner discriminated against an employee of SBS or any of the SBS Subsidiaries in the terms and conditions of employment because of any act of such employee described in 18 U.S.C. Section 1514A(a).

            (e) SBS is in compliance in all material respects with the provisions of the Sarbanes-Oxley Act applicable to it as of the date of this Agreement.

      2.7. NO MATERIAL UNDISCLOSED LIABILITIES; ABSENCE OF CHANGES.

            (a) Neither SBS nor any SBS Subsidiary has any liability or obligation which would be required by GAAP to be included in the financial statements of SBS as of the date of this Agreement, and there is no existing condition, situation or set of circumstances that would reasonably be expected to result in such a liability or obligation, other than (i) liabilities or obligations disclosed and provided for in the financial statements or in the notes thereto contained in SBS's quarterly report on Form 10-Q for the fiscal quarter that ended June 30, 2004, or (ii) other liabilities or obligations arising in the ordinary course of business that would not, individually or in the aggregate, have a Material Adverse Effect on SBS, or as disclosed on
Schedule 2.7.

            (b) Except as disclosed in the SBS SEC Documents filed with the SEC prior to the date of this Agreement since June 30, 2004 through the date hereof, SBS and each of the SBS Subsidiaries has conducted its business operations in the ordinary course and there has not been any change, effect, event or occurrence that, individually or in the aggregate, has had or would reasonably be expected to have an SBS Material Adverse Effect. Without limiting the generality of the foregoing, since June 30, 2004 through the date of this Agreement, there has not occurred:

                  (i) any change or agreement to change the general character or nature of the business of SBS or any of the SBS Subsidiaries to business other than the broadcast of Spanish language radio or television (including Spanish language cable television);

                  (ii) any purchase, sale, transfer, assignment, conveyance or pledge of the assets or properties of SBS or any of the SBS Subsidiaries, except in the ordinary course of business;

                  (iii) any declaration or payment of any dividends, or other distributions in respect of the outstanding shares of capital stock of SBS or any of the SBS Subsidiaries (other than dividends paid by SBS in respect of its Series B Preferred Stock (as defined below) declared or paid by wholly-owned SBS Subsidiaries) or any other change in authorized capitalization of SBS or any of the SBS Subsidiaries, except as contemplated by this Agreement;

                  (iv) any grant or award of any options, warrants, conversion rights or other rights to acquire any shares of capital stock of SBS or any of the SBS Subsidiaries, except (A) as contemplated by this Agreement, or (B) pursuant to employee benefit plans, programs or arrangements disclosed in SBS SEC Documents filed with the SEC prior to the date of this Agreement; or

                  (vi) any entering into any commitment (contingent or otherwise) to do any of the foregoing.

      2.8. CAPITALIZATION.

            (a) The authorized capital stock of SBS consists of 100,000,000 shares of Class A common stock, par value $0.0001 per share (the "SBS Class A Common Stock"), 50,000,000 shares of Class B common stock, par value $0.0001 per share (the "SBS Class B Common Stock" and together with the Class A Common Stock, the "Common Stock"), and 1,000,000 shares of preferred stock, par value $0.01 per share (the "Preferred Stock"). Of the 1,000,000 shares of authorized Preferred Stock, 280,000 shares are designated as 10-3/4% Series B cumulative exchangeable redeemable preferred stock, par value $0.01 per share (the "Series B Preferred Stock").

            (b) As of the date of this Agreement, 39,656,755 shares of SBS Class A Common Stock, 25,105,150 shares of SBS Class B Common Stock and 80,880.220 shares of Series B Preferred Stock are issued and outstanding. In addition to shares that may be reserved for issuance in connection with the transactions contemplated by this Agreement, there are 5,553,652 shares of SBS Class A Common Stock reserved for issuance in connection with options or warrants that have been granted but not yet been exercised, and 592,648 shares of SBS Class A Common Stock have been reserved for options that have not yet been granted. All of the issued and outstanding shares of stock of SBS have been duly and validly authorized and are fully paid and non-assessable and not subject to any preemptive right, right of first refusal or similar rights granted by SBS. All of the issued and outstanding shares of stock of SBS have been offered, issued and sold by SBS in material compliance with applicable Federal and state securities laws.

            (c) Except as set forth in Schedule 2.8(c) hereto or as provided in this Agreement, (i) no subscription, warrant, option, convertible security or other right (contingent or otherwise) issued by SBS or any SBS Subsidiary to purchase or acquire any shares of capital stock of SBS or any SBS Subsidiary is authorized or outstanding, (ii) there is no commitment of SBS or any SBS Subsidiary to issue any subscription, warrant, option, convertible security or other such right or to issue or distribute to holders of any shares of its capital stock any evidences of indebtedness or assets of SBS or any SBS Subsidiary, (iii) neither SBS nor any SBS Subsidiary has any obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any shares of its capital stock or any interest therein or to pay any dividend or make any other distribution in respect thereof, and (iv) there are no binding agreements between SBS or any SBS Subsidiary and any holder of its capital stock relating to the acquisition, disposition or voting of the capital stock of SBS or any SBS Subsidiary. Except as provided in the Stockholder Agreement, no person or entity is entitled to any preemptive right, right of first refusal or similar rights granted by SBS with respect to the issuance of any capital stock of SBS.

            (d) SBS is not a party to any voting trusts or agreements, stockholders agreement, pledge agreements, buy-sell agreements, agreements containing rights of first refusal or preemptive rights, and there are no proxies, in each case, relating to the equity securities of SBS, except as disclosed in the SBS SEC Documents or as provided in the Stockholder Agreement. Except as set forth on Schedule 2.8(d) and as provided in the Registration Rights Agreement to be delivered pursuant to this Agreement, no person or entity has been granted rights by SBS with respect to the registration of any capital stock of SBS under the Securities Act.

            (e) The Certificate of Designation for the SBS Series C Preferred Stock is attached hereto as Exhibit B (the "Certificate of Designation"). Prior to the Closing, the Certificate of Designation will have been duly filed with the Secretary of State of the State of Delaware. The designations, powers, preferences, rights, qualifications, limitations and restrictions in respect of SBS Series C Preferred Stock will be as set forth in the Certificate of Designation, and all such designations, powers, preferences, rights, qualifications, limitations and restrictions are valid, binding and enforceable in accordance with their terms and in accordance with applicable law. When issued and delivered to Infinity pursuant to this Agreement, the SBS Series C Preferred Stock and the Warrant issued pursuant to this Agreement shall be duly authorized, validly issued, fully paid, non-assessable and not subject to any preemptive right, right of first refusal or similar purchase right and will be free and clear of all Encumbrances imposed by or through SBS, except for restrictions imposed by Federal or state securities or "blue sky" laws. Prior to the Closing, a sufficient number of authorized, but unissued shares of Class A Common Stock and SBS Series C Preferred Stock will have been reserved for issuance upon conversion of the SBS Series C Preferred Stock and exercise of the Warrant, as the case may be.

            (f) The consummation of the transactions contemplated by this Agreement will not trigger the anti-dilution provisions or other price adjustment mechanisms of any outstanding subscriptions, options, warrants, calls, contracts, preemptive rights, demands, commitments, conversion rights or other agreements or arrangements of any character or nature whatsoever under which SBS is or may be obligated to issue or acquire its stock.

            (g) Except as set forth in Schedule 2.8(g) hereto, SBS owns directly or indirectly, of record and beneficially, free and clear of all Encumbrances, all of the issued and outstanding capital stock of all of the SBS Subsidiaries.

      2.9. COMPLIANCE. Neither SBS nor the SBS Subsidiaries is in conflict with, or in default or violation of, (a) any law applicable to SBS or any of the SBS Subsidiaries or by which any property or asset of SBS or any of the SBS Subsidiaries is bound or affected or (b) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which SBS or any of the SBS Subsidiaries is a party or by which the SBS or any of the SBS Subsidiaries is bound or affected, except for any such conflicts, defaults or violations that would not, individually or in the aggregate, reasonably be expected to have a SBS Material Adverse Effect.

      2.10. GOVERNMENTAL AUTHORIZATIONS. SBS and each of the SBS Subsidiaries has all permits, licenses, orders, franchises and other rights and privileges of all federal, state, local or foreign governmental or regulatory bodies, required for SBS and such SBS Subsidiaries to conduct their respective businesses as presently conducted other than permits, licenses, orders, franchises and other rights and privileges which if not held by SBS or such SBS Subsidiary would not, individually or in the aggregate, have an SBS Material Adverse Effect. All such permits, licenses, orders, franchises and other rights and privileges are in full force and effect and, to the knowledge of SBS, no suspension, cancellation or adverse modification of any of them is threatened, and none of such permits, licenses, orders, franchises or other rights and privileges will be affected in any material respect by the consummation of the transactions contemplated in this Agreement. Without limiting the generality of the foregoing, SBS and the SBS Subsidiaries hold all FCC licenses, permits and other authorizations required for SBS and such SBS Subsidiaries to conduct their respective businesses as presently conducted (the "SBS FCC Licenses"). Except as set forth on Schedule 2.10, each of the SBS FCC Licenses is valid and in full force and effect. SBS and the SBS Subsidiaries have operated their respective businesses in all material respects in accordance with such SBS FCC Licenses and in compliance with the Communications Act and the rules and regulations of the FCC. Except as set forth on Schedule 2.10, neither SBS nor any of the SBS Subsidiaries has received any notice of cancellation, of default or of any dispute concerning any SBS FCC License.

      2.11. CONTRACTS AND COMMITMENTS. All of the material contracts of SBS or any of the SBS Subsidiaries that are required to be described in the SBS SEC Documents, or to be filed as exhibits thereto, prior to the date hereof are described in the SBS SEC Documents filed prior to the date hereof or filed as exhibits thereto and are in full force and effect. True and complete copies of all such material contracts have been made available to Infinity. All material contracts to which SBS or any of the SBS Subsidiaries are parties on or prior to the date hereof which will be required to be described or filed as an exhibit in the SBS SEC Documents required to be filed following the date hereof have been provided to Infinity and are in full force and effect. Except as set forth on Schedule

2.11, neither SBS nor any of the SBS Subsidiaries nor, to the knowledge of SBS, any other party is in material breach of or in material default under any such contract.

      2.12. TRANSACTIONS WITH RELATED PARTIES. Except disclosed in the SBS SEC Documents, there are no loans, leases or other agreements, understandings or continuing transactions between SBS or any of the SBS Subsidiaries on the one hand, and any officer or director of SBS or any of the SBS Subsidiaries or any person owning five percent (5%) or more of the Common Stock or any respective family member or affiliate of such officer, director or shareholder on the other hand that are required by federal securities laws to be disclosed in the SBS SEC Documents.

      2.13. FCC QUALIFICATIONS. SBS and Merger Sub are legally and financially qualified under existing law, including the Communications Act and the existing rules and regulations of the FCC to control the Station. Neither SBS nor Merger Sub has knowingly taken any action which would reasonably be expected to cause the FCC or any other Governmental Entity to institute proceedings against SBS or Merger Sub with respect to their respective legal qualifications to acquire the Company Stock or knowingly taken any other action which would reasonably be expected to result in SBS or Merger Sub being in noncompliance in any material respect with the ownership requirements of the Communications Act (or of any other Governmental Entity having jurisdiction) or knowingly taken any action which would impair SBS's or Merger Sub's qualification to be the transferee of the FCC Licenses. Immediately following the Merger and assuming exercise of the warrant by Infinity, Raul Alarcon, Jr. will hold or have the right to vote shares of the capital stock and other securities of SBS having more than 50 percent of the Total Voting Power of all outstanding shares and other securities of SBS. Immediately following the Merger and assuming exercise of the Warrant by Infinity, Infinity will hold or have the right to vote shares of the capital stock and other securities of SBS having less than 5 percent of the Total Voting Power of all outstanding shares and other securities of SBS. "Total Voting Power" means the total number of votes that may be cast in the election of directors of SBS if all securities entitled to vote in such election are present and voted.

      2.14. TAXES. Except as would not have a SBS Material Adverse Effect, (a) each of SBS and the SBS Subsidiaries has timely filed all federal, state, local and foreign tax returns and reports (including extensions) required to be filed by it and has paid and discharged all Taxes shown as due thereon and has paid all of such other Taxes as are due, other than such payments as are being contested in good faith by appropriate proceedings, (b) neither the IRS nor any other taxing authority or agency, domestic or foreign, is now asserting or, to the knowledge of SBS after due inquiry, threatening to assert against SBS or any of the SBS Subsidiaries any deficiency or claim for Taxes, (c) the accruals and reserves for Taxes reflected in the SBS balance sheet included in its Annual Report on Form 10-K for fiscal year 2003 and the most recent quarterly financial statements are adequate to cover all Taxes accruable through the date thereof in accordance with United States generally accepted accounting principles, (d) SBS and the SBS Subsidiaries has withheld or collected and paid over to the appropriate governmental authorities or is properly holding for such payment all Taxes required by law to be withheld or collected, (e) there are no liens for Taxes upon the assets of SBS or the SBS Subsidiaries, other than liens for Taxes that are being contested in good faith by appropriate proceedings, (f) SBS has not constituted a "distributing corporation" or a "controlled corporation" (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code in the two years prior to the date of this Agreement, and (g) all Tax Returns filed by or on behalf of SBS with respect to all taxable periods ending on or before the Closing Date are true, correct and complete.

      2.15. NO FINDER. Neither SBS, Merger Sub, nor any party acting on its or their behalf has paid or become obligated to pay any fee or commission to any broker, finder or intermediary for or on account of the transactions contemplated by this Agreement.

      2.16. SECTION 203 OF THE DGCL. The restrictions on "business combinations" (as defined in Section 203 of the DGCL) are inapplicable to the Merger, this Agreement, the Warrant, the Stockholder Agreement and the transactions contemplated hereby and thereby.

                                    ARTICLE 3
                   REPRESENTATIONS AND WARRANTIES OF INFINITY

      Infinity represents and warrants to SBS and Merger Sub as follows:

      3.1. ORGANIZATION, QUALIFICATION AND STANDING. Each of Infinity and the Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Each of Infinity and the Company is duly qualified to do business as a foreign entity and in good standing under the laws of each state or other jurisdiction in which either the ownership or use of the properties owned or used by it, or the nature of the activities conducted by it, requires such qualification, except where the failure to be so qualified could not reasonably be expected to (a) have a Material Adverse Effect on Infinity, or (b) have a Material Adverse Effect on the Surviving Company, or (c) impair the ability of Infinity or the Company to consummate the transactions contemplated by, or to satisfy their obligations under, this Agreement, or (d) delay in any material respect or prevent the consummation of any of the transactions contemplated by this Agreement (an "Infinity Material Adverse Effect"). Each of Infinity and the Company has the requisite corporate power and authority to own its properties and to carry on its business as now conducted. Infinity has delivered to SBS true and complete copies of the certificate of incorporation and bylaws the Company, as amended through the date of this Agreement.

      3.2. AUTHORIZATION AND BINDING OBLIGATION. Each of Infinity and the Company has all necessary power and authority to enter into and perform its obligations under this Agreement and to complete the transactions contemplated hereby. Each of Infinity's and the Company's execution, delivery and performance of this Agreement has been duly and validly authorized by all necessary action on its part. This Agreement has been duly executed and delivered by Infinity and the Company and constitutes their respective valid and binding obligation, enforceable in accordance with its terms, except as limited by laws affecting creditors' rights or equitable principles generally.

      3.3. ABSENCE OF CONFLICTING AGREEMENTS OR REQUIRED CONSENTS.

            (a) Neither the execution and delivery by Infinity of this Agreement, the consummation by Infinity of the actions contemplated hereby nor compliance with or fulfillment by

Infinity of the terms, conditions and provisions hereof will conflict with, or result in a violation or breach of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, amendment, cancellation or acceleration of any obligation or loss of a material benefit under, or to increased, additional, accelerated or guaranteed rights or entitlements of any person under, or result in the creation of any Encumbrance upon any of the properties or assets of Infinity under, (i) the certificate of incorporation or bylaws of Infinity, (ii) subject to the government filings and other matters referred to in Article 4, any of the terms, conditions or provisions of any agreement, including but not limited to any indenture, credit agreement or other similar agreement providing for the issuance of the debt, that is legally binding on Infinity, or any license held by Infinity, or (iii) subject to the governmental filings and other matters referred to in Article 4, any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Infinity or their respective properties or assets, other than, in the case of clause (ii) or (iii), any such items that, individually or in the aggregate, would not have an Infinity Material Adverse Effect.

            (b) Neither the execution and delivery by the Company of this Agreement, the consummation by the Company of the actions contemplated hereby nor compliance with or fulfillment by the Company of the terms, conditions and provisions hereof will conflict with, or result in a violation or breach of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, amendment, cancellation or acceleration of any obligation or loss of a material benefit under, or to increased, additional, accelerated or guaranteed rights or entitlements of any person under, or result in the creation of any Encumbrance upon any of the properties or assets of the Company under, (i) the certificate of incorporation or bylaws of the Company,
(ii) subject to the government filings and other matters referred to in Article 4, any of the terms, conditions or provisions of any material agreement, including but not limited to any indenture, credit agreement or other similar agreement providing for the issuance of the debt, that is legally binding on the Company, or any material license held the Company, or (iii) subject to the governmental filings and other matters referred to in Article 4, any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or their respective properties or assets.

            (c) Except for (i) consents, approvals, licenses, permits, orders, authorizations, registrations, declarations, filings or applications as may be required under, and other applicable requirements of the HSRA, (ii) approvals of and filings with the FCC under the Communications Act, (iii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and the filing of appropriate documents with the relevant authorities of other jurisdictions in which the Company is qualified to do business, and (iv) other consents, approvals, orders, authorizations, registrations, declarations, filings and applications expressly provided for in this Agreement, no consent, approval, license, permit, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by Infinity in connection with the execution, delivery, performance or consummation by Infinity of this Agreement (except where the failure to obtain such consents, approvals, licenses, permits, orders or authorizations, or to make such registrations, declarations or filings, would not, individually or in the aggregate, have a Infinity Material Adverse Effect).

            (d) Except for (i) consents, approvals, licenses, permits, orders, authorizations, registrations, declarations, filings or applications as may be required under, and other applicable requirements of the HSRA, (ii) approvals of and filings with the FCC under the Communications Act, (iii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and the filing of appropriate documents with the relevant authorities of other jurisdictions in which the Company is qualified to do business, and (iv) other consents, approvals, orders, authorizations, registrations, declarations, filings and applications expressly provided for in this Agreement, no material consent, approval, license, permit, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by the Company in connection with the execution, delivery, performance or consummation by the Company of this Agreement.

      3.4. CAPITALIZATION; OWNERSHIP.

            (a) The authorized capital stock of the Company consists of 1,000 shares of common stock, par value $0.01 per share, 1,000 shares of which are issued and outstanding. All of the Company Stock is owned beneficially and of record by Infinity, free and clear of all Encumbrances, and the Company Stock has been duly authorized, was validly issued, and is fully paid, non-assessable and not subject to any preemptive right, right of first refusal or similar purchase right. There are no outstanding securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which Infinity or the Company is a party or by which any of them is bound obligating Infinity or the Company to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other securities of the Company or obligating Infinity or the Company to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. There are no outstanding contractual obligations of Infinity or the Company to repurchase, redeem or otherwise acquire any interest in the Company. There are no outstanding contractual obligations of Infinity to vote or to dispose of any of its interest in the Company.

            (b) Except as disclosed in Schedule 3.4, the Company owns no subsidiaries or equity or debt interests in any entity.

      3.5. ABSENCE OF LIABILITIES. The Company has no material liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise), except for liabilities or obligations (a) under the Assumed Contracts and the FCC Licenses, or (b) which will be assumed by Infinity pursuant to Section 5.3 hereof prior to the Effective Time, or (c) which will be incurred pursuant to the LMA.

      3.6 ABSENCE OF MATERIAL ADVERSE EFFECT. Between January 1, 2004 and the date of this Agreement, there has not been any change, effect, event or occurrence that, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect on the Company.

      3.7. TAXES. (a) Except as would not have an Infinity Material Adverse Effect, (i) the Company has timely filed (or been included in) all federal, state, local and foreign tax returns and reports (including extensions) required to be filed by the Company or on behalf of the Company, and the Company has paid and discharged (either directly or indirectly) all Taxes shown as due thereon and has paid (directly or indirectly) all of such other Taxes as are due, other than payments being contested in good faith by appropriate proceedings; (ii) neither the IRS nor any other taxing authority or agency, domestic or foreign, is now asserting or, to the best knowledge of Infinity, threatening to assert against the Infinity or any of its subsidiaries any deficiency or claim for a material amount of Taxes; (iii) the accruals and reserves for Taxes reflected in the Balance Sheet are adequate to cover all Taxes accruable through the date thereof in accordance with United States generally accepted accounting principles; (iv) the Company has withheld or collected and paid over to the appropriate governmental authorities or is properly holding for such payment all Taxes required by law to be withheld or collected; (v) there are no liens for Taxes upon the assets of the Company, other than liens for Taxes that are being contested in good faith by appropriate proceedings and for which the Company has established adequate reserves; (vi) the Company has not constituted a "distributing corporation" or a "controlled corporation" (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code in the two years prior to the date of this Agreement; and (vii) all Tax Returns filed by or on behalf of the Company with respect to all taxable periods ending on or before the Closing Date are true, correct and complete.

            (b) No election under Section 338 has been made by or with respect to the Company or any of its assets or properties within the last three years.

            (c) The Company owns no subsidiaries. The Company has an interest in a partnership as disclosed in Schedule 3.4.

      3.8. GOVERNMENTAL AUTHORIZATIONS AND FCC LICENSES. The Company has all material permits, licenses, orders, franchises and other rights and privileges of all federal, state, local or foreign governmental or regulatory bodies, required for the Company to perform its obligations under the LMA. All such permits, licenses, orders, franchises and other rights and privileges are in full force and effect and, to the knowledge of Infinity and the Company, no suspension, cancellation or adverse modification of any of them is threatened, and subject to the requirement to obtain the FCC Consent, and compliance with the HRSA, none of such permits, licenses, orders, franchises or other rights and privileges will be affected in any material respect by the consummation of the transactions contemplated in this Agreement. Without limiting the generality of the foregoing, the Company holds the FCC licenses, permits and other authorizations set forth on Schedule 3.8 (the "FCC Licenses"). Except as set forth on Schedule 3.8, each of such FCC Licenses is valid and in full force and effect. The Company has operated the Station in all material respects in accordance with such FCC Licenses and in compliance with the Communications Act. Except as set forth on Schedule 3.8, no application, action or proceeding is pending for the renewal or modification of any of such FCC License and no notice of cancellation, of default or of any dispute concerning any such FCC License has been received by the Company. Neither Infinity nor the Company has knowingly taken any action which would reasonably be expected to cause the FCC or any other Governmental

Entity to institute proceedings against the Surviving Company or SBS with respect to their respective legal qualifications to acquire the Station or consummate the transactions contemplated hereby or knowingly taken any other action which would reasonably be expected to result in SBS or Surviving Company being in noncompliance in any material respect with the ownership requirements of the Communications Act (or of any other Governmental Entity having jurisdiction) or knowingly taken any action which would impair SBS's or Merger Sub's qualification to be the transferee of the FCC Licenses.

      3.9. LITIGATION. Except as set forth on Schedule 3.9, as of the date hereof there is no litigation, action, suit, investigation or other proceeding (each a "Proceeding") pending or, to the knowledge of Infinity or the Company, threatened against Infinity, Parent or the Company (a "Threatened Proceeding") in relation to the Station, except for Proceedings or Threatened Proceedings affecting the radio broadcast industry generally. Except as set forth on
Schedule 3.9, as of the date hereof, there is no pending Proceeding or Threatened Proceeding which would, if adversely decided, impair the ability of Infinity or the Company to perform their respective obligations in accordance with the terms of this Agreement. Except as set forth on Schedule 3.9, there is no Pending or Threatened Proceeding against the Company which may result in damages or a monetary forfeiture in excess of $100,000, or in any Material Adverse Effect on the Company, or in any impairment of the right or ability of the Company to carry on its business as now conducted, except for Proceedings or Threatened Proceedings affecting the radio broadcast industry generally.

      3.10. REAL PROPERTY. The Company owns no real property. All of the Company's real property leases or licenses are set forth on Schedule 3.10. True, correct and complete copies of all such leases and licenses have been provided to SBS, except as disclosed on Schedule 3.12(b), which disclosure shall contain a summary of all material terms governing such leases and licenses. The Company and Infinity are in compliance in all material respects with the real estate leases and licenses used in the business of the Company.

      3.11. TITLE TO AND CONDITION OF TANGIBLE PERSONAL PROPERTY. The Company owns and has good and marketable title to the tangible personal property identified on Schedule 3.11(a) and affiliates of the Company currently own and have good and marketable title to the tangible personal property identified on
Schedule 3.11(b) (together with the tangible personal property listed on Schedule 3.11(a) the "Personal Property"), free and clear of any Encumbrance other than Permitted Encumbrances. The tangible personal property identified on
Schedule 3.11(b) will be transferred to the Company prior to Closing. As of the date of this Agreement, the Personal Property is in good operating condition and repair (ordinary wear and tear excepted) and is available for immediate use in the conduct of the business and operation of the Station. None of the Personal Property is in need of maintenance or repairs except in the ordinary course of business.

      3.12. CONTRACTS.

            (a) Schedule 3.12(a) contains a list of all contracts, agreements, leases and legally binding contractual rights to which the Company is a party or by which it is bound, written or oral (collectively, "Contracts") as of the date of this Agreement, except for Contracts to be assigned to and assumed by Infinity pursuant to Section 5.3 prior to the Effective Time.

            (b) Except as noted on Schedule 3.12(b), the Company has furnished SBS with true, correct and complete copies of all written Contracts listed on
Schedule 3.12(a) (the "Assumed Contracts"), including all amendments or modifications thereto, and a memorandum summarizing the material terms of any oral Assumed Contract. To the extent that complete copies of Assumed Contracts have not been delivered, Infinity will use reasonable efforts to obtain and deliver a complete copy before the Merger, and the missing copies do not contain any terms, conditions or other provisions that will have a Material Adverse Effect on the Surviving Company.

            (c) To the Company's knowledge, all Assumed Contracts are valid, binding and enforceable by the Company in accordance with their respective terms, except as limited by laws affecting creditors' rights or equitable principles generally. The Company is not in default under any of the Assumed Contracts nor is any party thereto claiming that the Company is in default under any of the Assumed Contracts, except where such default would not have or would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Surviving Company. To the Company's knowledge, no other contracting party is in default under any of the Assumed Contracts. Except as set forth in Schedule 3.12(c), the Merger will not require the consent of any third party or affect the terms, validity, enforceability and continuity of any of the Assumed Contracts, except where the failure to obtain such third party consent would not have or would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Surviving Company.

      3.13. EMPLOYEES.

            (a) The Assumed Contracts do not include any employment agreement. The Company has no obligation to make payments to any employee except for obligations that will be assumed by Infinity pursuant to Section 5.3 prior to the Effective Time.

            (b) The Company is not a party to any contract or agreement with any labor organization, nor has the Company agreed to recognize any union or other collective bargaining unit, nor has any union or other collective bargaining unit been certified as representing any of the Company's employees.

            (c) Except as will be assumed by Infinity pursuant to Section 5.3 prior to the Effective Time, the Company is not a party to or bound by any employee benefit plan within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), whether or not such plan is otherwise exempt from the provisions of ERISA, with respect to any past or present employee of the Company and no such employee or spouse of such employee is entitled to any benefits that would be payable pursuant to any such plan. Except as will be assumed by Infinity pursuant to Section 5.3 prior to the Effective Time, the Company has no fixed or contingent benefit-related liability or obligation to any person now or formerly employed by the Company, including, without limitation, pension or thrift plans, individual or supplemental pension or accrued compensation arrangements, contributions to hospitalization or other health or life insurance programs, incentive plans, bonus arrangements, sick leave, disability and termination arrangements or policies, including workers' compensation policies.

      3.14. COMPLIANCE WITH LAWS. The Company has at all times since its inception operated and is operating in material compliance with all laws, regulations and governmental orders applicable to its business and operations. The Company has not received any unresolved notice asserting any material noncompliance with any applicable statute, rule or regulation, in connection with its business or operations.

      3.15. PURCHASE FOR OWN ACCOUNT. The shares of SBS Series C Preferred Stock and the Warrant to be acquired by Infinity pursuant to the Merger (the "Merger Stock") will be acquired for investment for Infinity's own account, not as a nominee or agent, and not with a view to the resale or public distribution of any part thereof in violation of any requirements of the Securities Act or applicable state securities laws.

      3.16. RESTRICTED SECURITIES. Infinity understands and acknowledges that the Merger Stock has not been registered under the Securities Act, and that such securities are "restricted securities" under applicable U.S. federal and state securities laws and that, pursuant to these laws, Infinity must hold the Merger Stock until its resale is registered with the SEC and qualified by state authorities, or an exemption from such registration and qualification requirements is available.

      3.17. LEGEND. Infinity understands and acknowledges that the certificate or certificates evidencing the shares of SBS Series C Preferred Stock will bear the following legend:

            THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND NO SALE OR DISTRIBUTION OF SUCH SECURITIES MAY BE EFFECTED WITHOUT EITHER AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933.

      3.18. ACCREDITED INVESTOR. Infinity is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

      3.19. NO FINDER. Neither Infinity, the Company, nor any party acting on its or their behalf has paid or become obligated to pay any fee or commission to any broker, finder or intermediary for or on account of the transactions contemplated by this Agreement.

      3.20. BOOKS AND RECORDS. The minute books and stock record books of the Company, all of which have been made available to SBS, are complete and correct. The minute books of the Company contain accurate and complete records of all meetings held of, and corporate action taken by, the stockholders, the Boards of Directors, and committees of the Boards of Directors of the Company, and no meeting of any such stockholders, Board of Directors, or committee has been held for which minutes have not been prepared and are not contained in such minute books. At the Closing, all of those books and records will be in the possession of the Company.

      3.21. ENVIRONMENTAL MATTERS. The Company is, and at all times has been, in material compliance with, and has not been and is not in material violation of or liable under, any environmental, health or safety legal requirement in effect as of the date hereof applicable to the Company's ownership and operation of the Station ("Environmental Law"). With respect to the Company and the Station, neither Infinity nor the Company has any basis to expect, nor has any of them, and to the knowledge of Infinity and the Company, any other person or entity for whose conduct they are or may be held to be responsible, received any actual or threatened order, notice, or other written communication from (i) any governmental body or private citizen acting in the public interest, or (ii) the current or prior owner or operator of any facilities, of any actual or potential violation or failure to comply with any Environmental Law, or of any actual or threatened obligation to undertake or bear the cost of any environmental, health, and safety liabilities with respect to any of the facilities of the Company or any other properties or assets (whether real, personal, or mixed) in which the Company has had an interest or in which the Station has operated, or with respect to any property or facility at or to which hazardous materials were generated, manufactured, refined, transferred, imported, used, or processed by Infinity, the Company or any other person or entity for whose conduct they are or may be held responsible, or from which hazardous materials have been transported, treated, stored, handled, transferred, disposed, recycled, or received.

                                    ARTICLE 4
                       FCC AND OTHER GOVERNMENTAL CONSENTS

      4.1. FCC APPLICATION. The consummation of the transactions contemplated by this Agreement is conditioned upon the prior consent of the FCC to the transfer of control of the FCC Licenses from Infinity to SBS (the "FCC Consent"). No later than five (5) business days after the date of this Agreement, Infinity and SBS shall prepare and jointly file an application or applications requesting the FCC's consent to the transfer of control of the FCC Licenses from Infinity to SBS or a Subsidiary thereof (the "FCC Application"). Infinity and SBS shall thereafter prosecute the FCC Application in good faith and with all reasonable diligence and otherwise use their commercially reasonable efforts to obtain the grant of the FCC Application as expeditiously as practicable. If reconsideration or judicial review is sought with respect to the FCC Consent, the party or parties affected shall vigorously oppose such efforts for reconsideration or judicial review; provided, however, that nothing herein shall be construed to limit either party's right to terminate this Agreement pursuant to Section 11.1.

      4.2. COMPLIANCE WITH HSRA. Each party shall make or cause to be made in a timely fashion, and in any event within ten (10) business days following the date of this Agreement, all filings which are required in connection with the transactions contemplated hereby under the HSRA, and shall furnish to the other party all information that the other reasonably requests in connection with such filings. The consummation of the transactions contemplated by this Agreement is conditioned upon the expiration of the applicable waiting period under the HSRA without the institution or threat of any action with respect to such consummation.

      4.3. OTHER CONSENTS. Promptly following the execution of this Agreement, the parties shall prepare and file with the appropriate Governmental Entity or third parties any other requests for approval or waiver that are required from such Governmental Entity or third party in connection with the transactions contemplated hereby and shall diligently and expeditiously prosecute, and shall cooperate fully with each other in the prosecution of, such requests for approval or waiver and all proceedings necessary to secure such approvals and waivers.

                                    ARTICLE 5
                            COVENANTS AND AGREEMENTS

      5.1. CONTROL OF STATION. Prior to the Closing, neither SBS nor Merger Sub shall directly or indirectly control, supervise or direct the operations of the Station. Such operations shall be the sole responsibility of the Company and, subject to the provisions of this Article 5, shall be in its complete discretion.

      5.2. OPERATION OF THE STATION AND THE COMPANY. From the date of this Agreement until the Effective Time, except as expressly permitted by this Agreement or with the prior written consent of SBS, which consent shall not be unreasonably withheld:

            (a) The Company shall operate the Station in accordance with the Local Marketing Agreement of even date herewith by and between the Company and Merger Sub (the "LMA");

            (b) The Company shall not sell, assign, lease or otherwise transfer or dispose of any of its assets, except for assets consumed or disposed of in the ordinary course of business, where no longer used or useful in the business or operation of the Station, in which event the same shall be replaced with assets of equal or greater value and utility;

            (c) Neither Infinity nor the Company shall amend, or permit the amendment of, the certificate of incorporation or bylaws of the Company;

            (d) The Company shall operate the Station in accordance with the FCC's rules and regulations and the FCC Licenses (except to the extent the FCC has waived temporarily any such requirement), and shall not cause or permit by any act, or failure to act, any of the FCC Licenses to expire, be surrendered, adversely modified, or otherwise terminated;

            (e) The Company shall not waive any material right under any Assumed Contract;

            (f) The Company shall not amend or renew any Assumed Contract, except as consistent with the LMA;

            (g) The Company shall timely make all payments required to be paid under any Contract when due and otherwise pay all liabilities and satisfy all obligations when such liabilities and obligations become due;

            (h) The Company shall conduct its operations in material compliance with law;

            (i) The Company shall maintain its books and records in accordance with its past practices;

            (j) The Company shall not create, incur, guarantee or assume any indebtedness for borrowed money or enter into any capitalized leases;

            (k) The Company shall not acquire any business, invest in any corporation, partnership, association or other business organization or otherwise make an investment, by acquisition or otherwise, in any material assets;

            (l) Subject to the terms and conditions of the LMA, the Company shall conduct the business of the Company in the ordinary course; and

            (m) Except pursuant to the LMA, the Company shall not enter into any agreement or contract which shall require the Company to perform any obligations or assume or maintain any liabilities after the Closing.

      5.3. PERMITTED DISTRIBUTIONS; REQUIRED ASSUMPTIONS. Notwithstanding anything to the contrary in this Agreement, between the date hereof and the Effective Time, the Company may distribute to Infinity all of the Company's cash and cash equivalents (including any marketable securities or certificates of deposit), all accounts receivable (including intercompany receivables), all other current assets, and all assets not identified on Schedules 3.8, 3.11 or
3.12. Prior to the Effective Time, the Company shall assign all Contracts not listed on Schedule 3.12 to Infinity and Infinity shall assume all obligations and liabilities of the Company under such Contracts and all intercompany payables of the Company, and the Surviving Company shall be released from any liability therefor.

      5.4. ACCESS TO THE COMPANY'S PROPERTIES. Between the date of this Agreement and the Closing Date, Infinity and the Company shall give SBS and its representatives reasonable access to the Company's properties, records and employees and shall furnish SBS with all information that SBS reasonably requests. SBS's rights under this Section shall not be exercised in any manner that would interfere unreasonably with the business of the Station.

      5.5. SBS COVENANTS. From the date of this Agreement until the Closing Date, except as expressly permitted by this Agreement, or as required by law, or with the prior written consent of Infinity, SBS shall not, and shall not permit any of the SBS Subsidiaries to:

            (a) adopt or propose any change to its certificate of incorporation or bylaws or other constituent documents;

            (b) adopt a plan or agreement of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other material reorganization (other than a merger or consolidation between wholly owned SBS Subsidiaries); merge or consolidate with any other company; or acquire a material amount of stock or assets of any other company or person;

            (c) issue or agree to issue any stock or other equity securities or any warrant, option, convertible security or other right (contingent or otherwise) to acquire stock or equity securities, except pursuant to plans, instruments or agreements disclosed on Schedule 2.8(c);

            (d) redeem, purchase or otherwise acquire, or propose to redeem, purchase or otherwise acquire, any material portion of its shares of capital stock or other equity securities held by an Related Party;

            (e) split, combine, subdivide or reclassify any shares of its capital stock or other equity securities;

            (f) take any affirmative action that would require the consent of the holders of a majority of the SBS Series C Preferred Stock pursuant to the Certificate of Designation;

            (g) take any action, or fail to take any action, in violation of the Stockholder Agreement;

            (h) declare or pay any dividends, or make any other distributions in respect of the outstanding shares of capital stock of SBS or any of the SBS Subsidiaries (other than dividends paid by SBS in respect of its Series B Preferred Stock declared or paid by wholly-owned SBS Subsidiaries);

            (i) take any affirmative action that would cause Infinity or Viacom Inc. to acquire an "attributable interest" in SBS or any broadcast stations controlled by SBS as a result of the Merger, the conversion of the SBS Series C Preferred Stock to Class A Common Stock or the exercise of the Warrant under the rules or policies of the FCC; or

            (j) agree or commit to do any of the foregoing.

      5.6. CONFIDENTIALITY. Each party shall keep confidential, and cause its agents, attorneys, employees and representatives to keep confidential, all Evaluation Material as defined by and in accordance with the Confidentiality Agreement dated July 26, 2004, by and between SBS and Viacom, Inc., which is hereby incorporated by reference.

      5.7. PUBLIC ANNOUNCEMENT. None of the parties hereto shall, without the approval of the other, make any press release or other public announcement concerning the transactions contemplated by this Agreement, except as and to the extent that any such party shall be so obligated by law or by the rules, regulations or policies of any national securities exchange or association or Governmental Entity, in which case the other parties shall be advised and the parties shall use their commercially reasonable efforts to cause a mutually agreeable release or announcement to be issued; provided, however, that the parties hereby acknowledge and agree that communications among employees of the parties hereto and their attorneys, representatives and agents necessary to consummate the transactions contemplated hereby shall not be deemed a public announcement for purposes of this Section. In furtherance of the foregoing, upon the execution and delivery of this Agreement, the parties hereto will cooperate in respect of the immediate issuance of a mutually acceptable press release relating to the transactions contemplated by this Agreement.

      5.8. ADVICE OF CHANGES. From the date hereof until the Effective Time, each party shall promptly advise the other parties orally and in writing of (a) any representation or warranty made by it contained in this Agreement that is qualified as to materiality becoming untrue or inaccurate in any respect or any such representation or warranty that is not so qualified becoming untrue or inaccurate in any material respect, (b) the failure by any party or one of its affiliates to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement or (c) any change, effect, event or occurrence that has resulted, or which can reasonably be expected to result, in any of the conditions set forth in Sections 6 or 7 not being satisfied; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.

      5.9. EMPLOYMENT MATTERS. At Closing and as of the Effective Time, the Company will terminate any employee remaining on the Company's payroll. Infinity or an affiliate of Infinity shall have the right to employ such persons in other capacities.

      5.10. REGISTRATION RIGHTS AGREEMENT. At the Closing, SBS and Infinity shall enter into the Registration Rights Agreement in the form of Exhibit C hereto (the "Registration Rights Agreement").

      5.11. REORGANIZATION TREATMENT.

            (a) Each of SBS, Merger Sub, Infinity and the Company, as applicable, represents, warrants and covenants as follows: (i) each of SBS, Merger Sub, Infinity and the Company intends that the Merger will qualify as a "reorganization" within the meaning of Section 368(a) of the Code and Treasury Regulation Section 1.368-2T(b)(1)(ii) and each party will take the position for all Tax purposes that the Merger so qualifies unless a contrary position is required by a "determination" within the meaning of Section 1313(a) of the Code (or by a comparable state, local or foreign provision), (ii) none of SBS, Merger Sub, Infinity or the Company has taken or agreed to take any action that would prevent the Merger from constituting a transaction qualifying as a "reorganization" within the meaning of Section 368(a) of the Code and Treasury Regulation Section 1.368-2T(b)(1)(ii), (iii) none of SBS, Merger Sub, Infinity or the Company is aware of any agreement, plan or other circumstance that would prevent the Merger from so qualifying as a "reorganization," and (iv) SBS, Merger Sub, Infinity and the Company shall each use its respective commercially reasonable efforts to cause the Merger to qualify as a "reorganization" within the meaning of Section 368(a) of the Code and Treasury Regulation Section 1 .368-2T(b)(1)(ii), and shall not take actions, cause actions to be taken, or fail to take actions that are reasonably likely to prevent the Merger from so qualifying as a "reorganization."

            (b) Each of SBS and Merger Sub represents, warrants and covenants as follows: (i) at all times Merger Sub has been and is currently disregarded as an entity separate from SBS for federal income tax purposes, (ii) Merger Sub has not made and will not make an election under Treasury Regulation Section 301.7701-3 or take any other action to be treated as an association taxable as a corporation or a partnership for U.S. federal income tax purposes, and (iii) following the Merger, SBS will or will cause Merger Sub (or a corporation controlled by SBS within the meaning of Section 368(a)(2)(C) of the Code) to continue the business or to use a significant portion of the Company's business assets in a business.

      5.12. USE OF INFINITY, KBAA, KBAY AND OTHER TRADEMARKS. Immediately following the Effective Time, SBS shall cause the Surviving Company to: (a) cease and desist from all further use of the name "Infinity," "KBAA," "KBAY," MUSIC THAT MOVES THE WORLD, CONTINUOUS SOFT ROCK, SOFT ROCK HITS, SOFT ROCK HITS OF YESTERDAY AND TODAY, THE 15 IN A ROW WHILE YOU WORK STATION or any trade names, trademarks, identifying logos or service marks related thereto (including "Infinity Broadcasting"), or any part or variation of any of the foregoing or any confusingly similar trade names, trademarks or logos (collectively, "Infinity's Trademarks and Logos"); and (b) to adopt new trade names, trademarks, identifying logos and service marks related thereto which are not confusingly similar to Infinity's Trademarks and Logos. SBS acknowledges and agrees that Infinity's Trademarks and Logos are the property of the Company, Infinity or their affiliates. Between the date hereof and the Effective Time, the Company shall transfer any rights it holds in Infinity's Trademarks and Logos to Infinity or its affiliates pursuant to Section 5.3 hereof and none of Infinity's Trademarks and Logos will be owned by the Surviving Company.

      5.13. TAX MATTERS.

            (a) The Company or an affiliate of Infinity shall file on a timely basis all Tax Returns with respect to the Company (or that include the Company on a consolidated or combined basis) for taxable periods ending on or before the Closing Date. All such Tax Returns will be true, complete and correct in all material respects. Infinity or an affiliate of Infinity will pay all Taxes due with respect to such Tax Returns or otherwise.

            (b) Following the date hereof, the Company shall (i) give SBS and its authorized representatives, full access to its books and records (and permit SBS to make copies thereof) to the extent relating to the Company, as SBS may reasonably request, (ii) permit SBS to make inspections thereof, and (iii) cause the Company's officers and advisors (including, without limitation, its auditors, attorneys, financial advisors and other consultants, agents and advisors) to furnish SBS with such financial, tax and other operating data and other information with respect to the business and properties of the Company's for periods ending before or including the Closing Date as SBS may reasonably request.

            (c) Each of SBS, the Company and Infinity and their affiliates will provide the other parties with such assistance as may reasonably be requested by any of them in connection with the preparation of any Tax Return, any audit or other examination by any Taxing Authority, any judicial or administrative proceedings relating to liability for Taxes, or any other claim arising under this Agreement, and each will retain and provide the others with any records or information that may be relevant to any such Tax Return, audit or examination, proceeding or claim. Such assistance shall include making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder and shall include providing copies of any relevant Tax Returns and supporting work schedules. The party requesting assistance hereunder shall reimburse the other parties for reasonable out of pocket expenses incurred in providing such assistance. Notwithstanding any other provision of this Section, Infinity hereby agrees that it will retain, until all appropriate statutes of limitation (including any extensions) expire, copies of all Tax Returns, supporting work schedules and other records or information which may be relevant to such Tax Returns.

                                    ARTICLE 6
                           CONDITIONS PRECEDENT TO SBS
                      AND MERGER SUB'S OBLIGATION TO CLOSE

      The obligations of SBS and Merger Sub hereunder are, at their option, subject to satisfaction, at or prior to the Closing Date, of each of the following conditions:

      6.1. REPRESENTATIONS, WARRANTIES AND COVENANTS.

            (a) All representations and warranties of Infinity (considered collectively) and the Company (considered individually) made in this Agreement shall be accurate in all material respects (except such representations and warranties which are qualified by materiality or Material Adverse Effect, which shall be accurate in all respects) on and as of the Closing Date as if made on and as of that date, except to the extent that such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct on and as of such earlier date).

            (b) All of the terms, covenants and conditions to be complied with and performed by Infinity and the Company under this Agreement on or prior to the Closing Date shall have been complied with or performed in all material respects.

      6.2. CORPORATE ACTION. Infinity and the Company shall have taken all action necessary to approve the transactions contemplated by this Agreement, and shall have delivered certified copies of the resolutions of the boards of directors of Infinity and the Company and the written consent of Infinity as the sole stockholder of the Company approving the transactions contemplated by this Agreement.

      6.3. GOVERNMENTAL CONSENTS. The FCC shall have granted the FCC Consent, and the FCC Consent shall be effective and in full force and effect. The waiting period under the HSRA shall have terminated or expired.

      6.4. ADVERSE PROCEEDINGS. No suit, action, claim or governmental proceeding shall be pending against, and no order, decree or judgment of any court, agency or other governmental authority shall have been rendered against, any party hereto that would render it unlawful, as of the Closing Date, to effect the transactions contemplated by this Agreement in accordance with its terms.

                                    ARTICLE 7
                    CONDITIONS PRECEDENT TO INFINITY AND THE
                          COMPANY'S OBLIGATION TO CLOSE

      The obligations of Infinity and the Company hereunder are, at their option, subject to satisfaction, at or prior to the Closing Date, of each of the following conditions:

      7.1. REPRESENTATIONS, WARRANTIES AND COVENANTS.

            (a) All representations and warranties made by SBS (considered collectively) and Merger Sub (considered individually) in this Agreement shall be true and complete in all material respects (except such representations and warranties which are qualified by materiality or Material Adverse Effect, which shall be accurate in all respects) on and as of the Closing Date as if made on and as of that date, except to the extent that such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct on and as of such earlier date).

            (b) All the terms, covenants and conditions to be complied with and performed by SBS and Merger Sub under this Agreement on or prior to the Closing Date shall have been complied with or performed in all material respects.

      7.2. CORPORATE ACTION. SBS and Merger Sub shall have taken all action necessary to approve the transactions contemplated by this Agreement, and shall have delivered certified copies of the resolutions of the board of directors of SBS and board of managers of Merger Sub and the written consent of SBS as the sole holder of interests of Merger Sub approving the transactions contemplated by this Agreement.

      7.3. GOVERNMENTAL CONSENTS. The FCC shall have granted the FCC Consent, and the FCC Consent shall be effective and in full force and effect. The waiting period under the HSRA shall have terminated or expired.

      7.4. ADVERSE PROCEEDINGS. No suit, action, claim or governmental proceeding shall be pending against, and no order, decree or judgment of any court, agency or other governmental authority shall have been rendered against, any party hereto that would render it unlawful, as of the Closing Date, to effect the transactions contemplated by this Agreement in accordance with its terms.

      7.5. NO MATERIAL ADVERSE EFFECT. No change, occurrence or development that may reasonably be likely to have a Material Adverse Effect on SBS shall have occurred or become known to Infinity.

      7.6. NO CHANGE IN CONTROL. There shall have been no change in control of SBS, either voluntary or involuntary, as "control" is defined by the FCC, and Raul Alarcon, Jr. shall have delivered a certification to Infinity that he has not entered into any agreement and is not negotiating any agreement that would result in such a change of control.

                                    ARTICLE 8
                    DOCUMENTS TO BE DELIVERED AT THE CLOSING

      8.1. DOCUMENTS TO BE DELIVERED BY INFINITY AND THE COMPANY. At the Closing, Infinity and the Company shall deliver to SBS and Merger Sub the following:

            (a) a certificate signed by an officer of Infinity and the Company, dated the Closing Date, in form and substance reasonably satisfactory to SBS and Merger Sub, certifying to the fulfillment of the conditions set forth in Section 6.1 hereof;

            (b) certified copies of the resolutions of the boards of directors of Infinity and the Company and of Infinity as the sole stockholder of the Company approving the transactions contemplated by this Agreement; and

            (c) a certificate duly completed and executed by an officer of the Company, dated the Closing Date, in form and substance reasonably satisfactory to SBS and Merger Sub, and in accordance with Section 1.1445-2(b)(2) of the Treasury Regulations, certifying that the Company is not a "foreign person" within the meaning of Section 1445 of the Code.

      8.2. DOCUMENTS TO BE DELIVERED BY SBS AND MERGER SUB. At the Closing, SBS and Merger Sub shall deliver to Infinity and the Company the following:

            (a) a certificate signed by an officer of SBS or Merger Sub, dated the Closing Date, in form and substance reasonably satisfactory to Infinity and the Company, certifying to the fulfillment of the conditions specified in Section 7.1;

            (b) certified copies of the resolutions of the boards of directors of SBS and Merger Sub and of SBS as the sole stockholder of Merger Sub approving the transactions contemplated by this Agreement;

            (c) one or more certificates registered in the name of Infinity evidencing 380,000 shares of SBS Series C Preferred Stock; and

            (d) the Warrant.

      8.3. DOCUMENTS TO BE DELIVERED BY INFINITY AND SBS. At the Closing, Infinity and SBS shall execute and deliver the Registration Rights Agreement.

                                    ARTICLE 9
                        TRANSFER TAXES, FEES AND EXPENSES

      9.1. TRANSFER TAXES AND SIMILAR CHARGES. Any sales, use, documentary, stamp or other transfer tax (including any penalties, additions to tax and interest) imposed on this transaction shall be borne equally by Infinity and SBS. Infinity and the Surviving Company shall cooperate in preparing and filing all necessary Tax Returns and other documentation with respect to all such transfer Taxes.

      9.2. GOVERNMENTAL FILING OR GRANT FEES. Any filing or grant fees (including FCC and HSRA filing fees) imposed by any governmental authority, the consent of which is required for the transactions contemplated hereby, shall be borne equally by Infinity and SBS.

      9.3. EXPENSES. Except as otherwise provided in this Agreement, each party hereto shall be solely responsible for and shall pay all costs and expenses incurred by it in connection with the negotiation, preparation and performance of and compliance with the terms of this Agreement.

                                   ARTICLE 10
                                 INDEMNIFICATION

      10.1. INFINITY'S INDEMNITIES.

            (a) Infinity shall indemnify, defend and hold harmless SBS, Merger Sub, the Surviving Company, their affiliates, employees, successors and assigns, shareholders, directors, and officers ("SBS Indemnitees"), from and against, and shall reimburse them for, all demands, claims, actions or causes of action, assessments, losses, damages, liabilities, costs and expenses, including, without limitation, interest, penalties, court costs and reasonable attorneys' fees and expenses ("Losses"), asserted against, resulting to, imposed upon or incurred by any SBS Indemnitee, directly or indirectly, with respect to (i) Infinity's ownership or the business or operations of the Company prior to the Effective Time except to the extent such expenses are addressed in the LMA; (ii) the breach by Infinity or the Company of any agreement or covenant contained in this Agreement; or (iii) the breach or inaccuracy of any representation or warranty of Infinity contained in this Agreement.

            (b) An SBS Indemnitee shall give Infinity written notice of any claim or the commencement of any action or proceeding for which SBS Indemnitee seeks indemnification within thirty (30) days after receipt by the SBS Indemnitee of notice of such claim or action and the SBS Indemnitee shall permit Infinity to assume the defense of any such claim or any litigation resulting from such claim with counsel reasonably satisfactory to the SBS Indemnitee. An SBS Indemnitee's failure to give Infinity timely notice shall not preclude the SBS Indemnitee from seeking indemnification from Infinity except to the extent that the SBS Indemnitee's failure has materially prejudiced Infinity's ability to defend the claim or litigation.

            (c) Infinity shall not settle any claim for which a SBS Indemnitee seeks indemnification or consent to entry of any judgment in litigation arising from such a claim without obtaining a release of the SBS Indemnitee from all liability in respect of such claim or litigation. If Infinity shall not assume the defense of any such claim or litigation resulting therefrom, or if injunctive relief is sought against a SBS Indemnitee, the SBS Indemnitee may, but shall have no obligation to, defend against or settle such claim or litigation in such manner as it may deem appropriate. Infinity shall promptly reimburse the SBS Indemnitee for the amount of all expenses, legal or otherwise, incurred by the SBS Indemnitee in connection with the defense against or settlement of such claim or litigation. If no settlement of the claim or litigation is made, Infinity shall promptly reimburse the SBS Indemnitee for the amount of any judgment rendered with respect to such claim or in such litigation and of all expenses, legal or otherwise, incurred by the SBS Indemnitee in the defense against such claim or litigation.

            (d) Infinity shall pay, indemnify and hold harmless SBS, the Company, and their successors, from and against all liabilities for Taxes of Infinity, the Company or any of their respective affiliates attributable to taxable periods ending on or before the Closing Date, including any Taxes due as a result of the Merger. For purposes of this Section 10.1(d), the Closing Date shall be treated as the last day of a taxable period whether or not the taxable period in fact ends on the Closing Date. The Company and Infinity shall mutually agree on the amount, if any, of Taxes properly accruable for any taxable period that does not in fact end on the Closing Date. The Company and Infinity shall each bear its own costs in determining any amount due under this Section 10.1(d). For purposes of this Section 10.1(d) and the calculation of any indemnity, interest, penalties or additions to tax accruing after the Closing Date with respect to a liability for Taxes for which Infinity indemnifies the Company shall be deemed to be attributable to a taxable period ending on or before the Closing Date.

      10.2. SBS'S INDEMNITIES.

            (a) SBS or Merger Sub shall indemnify, defend and hold harmless Infinity, the Company, their affiliates, employees, successors and assigns, shareholders, directors and officers (the "Infinity Indemnitees"), from and against, and shall reimburse them for, all Losses asserted against, resulting to, imposed upon, or incurred by any Infinity Indemnitee with respect to: (i) the ownership or operation of the Surviving Company or the Station after the Effective Time; (ii) the breach by SBS or Merger Sub of any agreement or covenant contained in this Agreement; or (iii) the breach or inaccuracy of any representation or warranty of SBS contained in this Agreement.

            (b) An Infinity Indemnitee shall give SBS or Merger Sub written notice of any claim or the commencement of any action or proceeding for which Infinity Indemnitee seeks indemnification within thirty (30) days after receipt by the Infinity Indemnitee of notice of such claim or action and the Infinity Indemnitee shall permit SBS or Merger Sub to assume the defense of any claim or any litigation resulting from such claim. An Infinity Indemnitee's failure to give SBS or Merger Sub timely notice shall not preclude the Infinity Indemnitee from seeking indemnification from SBS or Merger Sub except to the extent that the Infinity Indemnitee's failure has materially prejudiced SBS or Merger Sub's ability to defend the claim or litigation.

            (c) SBS or Merger Sub shall not settle any claim for which a Infinity Indemnitee seeks indemnification or consent to entry of any judgment in litigation arising from such a claim without obtaining a release of the Infinity Indemnitee from all liability in respect of such claim or litigation. If SBS or Merger Sub shall not assume the defense of any such claim or litigation resulting therefrom, or if injunctive relief is sought against a Infinity Indemnitee, the Infinity Indemnitee may, but shall have no obligation to, defend against or settle such claim or litigation in such manner as it may deem appropriate. SBS or Merger Sub shall promptly reimburse the Infinity Indemnitee for the amount of all expenses, legal or otherwise, incurred by the Infinity Indemnitee in connection with the defense against or settlement of such claim or litigation. If no settlement of the claim or litigation is made, SBS or Merger Sub shall promptly reimburse the Infinity Indemnitee for the amount of any judgment rendered with respect to such claim or in such litigation and for all expenses, legal or otherwise, incurred by the Infinity Indemnitee in the defense against such claim or litigation.

      10.3. CERTAIN LIMITATIONS.

            (a) All indemnification payments under this Agreement shall be determined on a pre-tax basis, i.e., without regard to the tax consequences to the indemnitee of making a payment that is indemnified by another party under this Agreement or of receiving a payment under this Agreement as indemnification therefor.

            (b) Neither Infinity nor SBS shall have any obligation to indemnify the SBS Indemnitees or the Infinity Indemnitees, as the case may be, in respect of claims under Sections 10.1(a)(i), 10.1(a)(iii), 10.2(a)(i), or 10.2(a)(iii) until, and only to the extent that, the SBS Indemnitees' or the Infinity Indemnitees' aggregate Losses under Sections 10.1(a)(i), 10.1(a)(iii), 10.2(a)(i), or 10.2(a)(iii) exceed $200,000 (the "Basket Amount"). The maximum liability of Infinity or SBS for Losses under Sections 10.1(a)(i), 10.1(a)(iii), 10.2(a)(i) or 10.2(a)(iii) shall be $20,000,000 (the "Cap"), provided, however, that the cap shall not apply to (i) breaches of representation or warranty included in Sections 2.1, 2.2, 2.3, 2.4, 2.15, 2.16, 3.1, 3.2, 3.3, 3.4, 3.8 and
3.19 hereof or (ii) any intentional breach or fraud. Neither the Basket Amount nor the Cap shall apply to Infinity's obligation to indemnify the SBS Indemnitees for breach of Section 3.6 (Taxes) or Section 10.1(d).

            (c) At Infinity's election, Infinity may satisfy its indemnity obligations hereunder by delivering to SBS shares of SBS Series C Preferred Stock with a value on the date of delivery equal to the amount of SBS's indemnifiable Losses. The value of such SBS Series C Preferred Stock shall be the product of (i) the number of shares delivered times (ii) 20 times (iii) the average of the closing prices for SBS Class A Common Stock for the five (5) consecutive trading days commencing six (6) days before the date of delivery of the shares.

      10.4. SURVIVAL OF REPRESENTATIONS, WARRANTIES AND OBLIGATIONS. All representations, warranties, covenants and obligations contained in this Agreement shall survive the Effective Time; provided, however, that the representations and warranties contained in Articles 2 and 3 of this Agreement shall terminate twelve (12) months after the Closing Date, except that any representation or warranty relating to Taxes shall terminate at the time the applicable statute of limitations with respect to the Taxes in question expire (giving effect to any extension thereof) and except that any representations or warranties included in Sections 2.1, 2.2, 2.3, 2.4, 2.8, 2.15, 2.16, 3.1, 3.2,
3.3, 3.4, 3.8 and 3.19 shall survive without limitation as to time. This Section
10.4 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time. Notwithstanding the foregoing, a claim for fraud or intentional breach may be made at any time.

                                   ARTICLE 11
                               TERMINATION RIGHTS

      11.1. TERMINATION. This Agreement may be terminated at any time prior to
Closing:

            (a) by the mutual consent of all parties hereto; or

            (b) by any party hereto, upon written notice to the other parties upon the occurrence of any of the following:

                  (i) if, on or prior to the Closing Date, the other party
            defaults in any material respect in the observance or in the due and timely performance of any of its covenants or agreements contained herein such that there would be a failure of the condition to closing of the non-breaching party and such default is not cured within fifteen days after the non-defaulting party has provided the defaulting party with written notice specifying the event or events that, if not cured, would constitute a default and specifying the actions necessary to cure the default(s) within such period;

                  (ii) if the FCC denies the FCC Application or any part thereof or designates any part of it for a trial-type hearing;

                  (iii) if there shall be in effect any judgment, final decree or order that would prevent or make unlawful the Closing; or

                  (iv) if the Closing has not occurred twelve months from the date of acceptance for filing of the FCC Application.

      11.2. LIABILITY. The termination of this Agreement under Section 11.1 hereof shall not relieve any party of any liability for breach of this Agreement prior to the date of termination.

      11.3. EFFECT OF TERMINATION. The termination of this Agreement shall not affect the following sections of this Agreement, which shall remain in full force and effect following any termination: Sections 5.6 (Confidentiality) and
9.3 (Expenses).

      11.4. PARENT GUARANTY. Infinity Broadcasting Corporation, a Delaware corporation ("Parent"), hereby irrevocably and unconditionally guarantees to SBS the due and punctual payment and performance of the obligations of Infinity and the Company arising under this Agreement (including but not limited to any indemnification obligations of Infinity under Article 10). Parent represents that it is receiving material benefit from the execution of this Agreement and the consummation of the transactions contemplated hereby.

                                   ARTICLE 12
                                OTHER PROVISIONS

      12.1. BENEFIT AND ASSIGNMENT. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Neither SBS or Merger Sub nor Infinity or the Company may assign its rights under this Agreement without the prior written consent of the other party hereto. No person or entity other than the parties hereto is or shall be entitled to bring any action to enforce any provision of this Agreement against any of the parties hereto, and the covenants and agreements set forth in this Agreement shall be solely for the benefit of, and shall be enforceable only by, the parties hereto or their respective successors and assigns as permitted hereunder.

      12.2. ENTIRE AGREEMENT. This Agreement and the exhibits and schedules hereto embody the entire agreement and understanding of the parties hereto and supersede any and all prior agreements, arrangements and understandings relating to the matters provided for herein. No amendment, waiver of compliance with any provision or condition hereof, or consent pursuant to this Agreement shall be effective unless evidenced by an instrument in writing signed by the party against whom enforcement of any waiver, amendment, change, extension or discharge is sought. No failure or delay on the part of SBS or Merger Sub or Infinity or the Company in exercising any right or power under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power.

      12.3. HEADINGS. The headings set forth in this Agreement are for convenience only and shall not control or affect the meaning or construction of the provisions of this Agreement.

      12.4. COMPUTATION OF TIME. If after making computations of time provided for in this Agreement, a time for action or notice falls on Saturday, Sunday or a Federal holiday, then such time shall be extended to the next business day.

      12.5. GOVERNING LAW; WAIVER OF JURY TRIAL. The construction and performance of this Agreement shall be governed by the laws of the State of New York without regard to its principles of conflict of law. All actions and proceedings arising out of or relating to this Agreement shall be heard and determined in a New York state or federal court sitting in the City of New York, and the parties hereto irrevocably submit to the exclusive jurisdiction of such courts in any such action or proceeding and irrevocably waive the defense of an inconvenient forum to the maintenance of any such action or proceeding. Each party agrees not to bring any action or proceeding arising out of or relating to this Agreement in any other court. THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING IN ANY WAY TO THIS AGREEMENT, INCLUDING WITH RESPECT TO ANY COUNTERCLAIM MADE IN SUCH ACTION OR PROCEEDING, AND AGREE THAT ANY SUCH ACTION OR PROCEEDING SHALL BE DECIDED SOLELY BY A JUDGE. The parties hereto hereby acknowledge that they have each been represented by counsel in the negotiation, execution and delivery of this Agreement and that their lawyers have fully explained the meaning of the Agreement, including in particular the jury-trial waiver.

      12.6. CONSTRUCTION. Any question of doubtful interpretation shall not be resolved by any rule providing for interpretation against the party who causes the uncertainty to exist or against the drafter of this Agreement.

      12.7. ATTORNEYS' FEES. In the event of any dispute between the parties to this Agreement, Infinity and the Company, or SBS and Merger Sub, as the case may be, shall reimburse the prevailing party for its reasonable attorneys' fees and other costs incurred in enforcing its rights or exercising its remedies under this Agreement. Such right of reimbursement shall be in addition to any other right or remedy that the prevailing party may have under this Agreement.

      12.8. SEVERABILITY. If any term or provision of this Agreement, or the application thereof to any person or circumstance shall, to any extent be held invalid or unenforceable, the remainder of this Agreement, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each such term and provision of this Agreement shall be valid and be enforced to the fullest extent permitted by law.

      12.9. NOTICES. Any notice, demand or request required or permitted to be given under the provisions of this Agreement shall be in writing, addressed to the following addresses, or to such other address as any party may request.

      If to Infinity or the Company:

            Infinity Media Corporation
            1515 Broadway, 46th Floor
            New York, NY  10036
            Attention: Jacques Tortoroli
            Facsimile: (212) 846-3999

      With copies, which shall not constitute notice, to:

            General Counsel
            Viacom Inc.
            1515 Broadway
            New York, New York  10036
            Facsimile: (212) 846-1994

            Leventhal Senter & Lerman PLLC
            2000 K Street, N.W.
            Suite 600
            Washington, DC  20006-1809
            Attention: Steven A. Lerman, Esq.
            Facsimile: (202) 293-7783

      If to SBS or Merger Sub:

            Mr. Raul Alarcon, Jr.
            President/CEO
            Spanish Broadcasting System, Inc.
            2601 South Bayshore Drive, PH II
            Coconut Grove, Florida  33133
            Telephone: (305) 441-6901

      With a copy, which shall not constitute notice, to:

            Jason L. Shrinsky, Esq.
            Kaye Scholer LLP
            901 15th Street, N.W.
            Suite 1100
            Washington, D.C. 20005
            Telephone: (202) 682-3500

Any such notice, demand or request shall be deemed to have been duly delivered and received (i) on the date of personal delivery, or (ii) on the date of transmission, if sent by facsimile (but only if a hard copy is also sent by overnight courier), or (iii) on the date of receipt, if mailed by registered or certified mail, postage prepaid and return receipt requested, or (iv) on the date of a signed receipt, if sent by an overnight delivery service, but only if sent in the same manner to all persons entitled to receive notice or a copy. Any party may, with written notice to the other, change the place for which all further notices to such party shall be sent. All costs and expenses for the delivery of notices hereunder shall be borne and paid for by the delivering party.

      12.10. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument. Faxed copies of the Agreement and faxed signature pages shall be binding and effective as to all parties and may be used in lieu of the original Agreement, and, in particular, in lieu of original signatures, for any purpose whatsoever.

                                   ARTICLE 13
                                   DEFINITIONS

      Unless otherwise stated in this Agreement, the following terms when used herein has the meanings assigned to them below (such meanings to be equally applicable to both the singular and plural forms of the terms defined).

      "Agreement" has the meaning set forth in the Preamble to this Agreement.

      "Assumed Contracts" has the meaning set forth in Section 3.12(b).

      "Basket Amount" has the meaning set forth in Section 10.3.

      "Cap" has the meaning set forth in Section 10.3.

      "Certificate of Designation" has the meaning set forth in Section 2.8.

      "Certificate of Merger" has the meaning set forth in Section 1.3.

      "Closing" and "Closing Date" have the meanings set forth in Section 1.2.

      "Code" means the Internal Revenue Code of 1986, as amended.

      "Common Stock" has the meaning set forth in Section 2.8.

      "Communications Act" means the Communications Act of 1934, as amended.

      "Company" has the meaning set forth in the Preamble to this Agreement.

      "Company Stock" has the meaning set forth in the Recitals to this Agreement.

      "Contracts" has the meaning set forth in Section 3.12(a).

      "DGCL" means the Delaware General Corporation Law.

      "DLLCA" means the Delaware Limited Liability Company Act.

      "Effective Time" has the meaning set forth in Section 1.3.

      "Encumbrance" means any lien, claim, charge, security interest, mortgage, pledge, easement, conditional sale or other title retention agreement, lease, defect in title, covenant or other restrictions of any kind.

      "Environmental Law" has the meaning set forth in Section 3.21.

      "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

      "Exchange Act" means the Securities Exchange Act of 1934, as amended.

      "FCC" means the United States Federal Communications Commission.

      "FCC Application" has the meaning set forth in Section 4.1.

      "FCC Consent" has the meaning set forth in Section 4.1.

      "FCC Licenses" has the meaning set forth in Section 3.8.

      "GAAP" means generally accepted accounting principles, consistently applied.

      "Governmental Entity" means any federal, state, local or foreign government, or any court, administrative or regulatory agency or commission or other governmental authority or agency, domestic or foreign.

      "HSRA" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

      "Infinity" has the meaning set forth in the Preamble to this Agreement.

      "Infinity Indemnitees" has the meaning set forth in Section 10.2.

      "Infinity Material Adverse Effect" has the meaning set forth in Section
3.1.

      "Infinity's Trademarks and Logos" has the meaning set forth in Section
5.12.

      "IRS" means the United States Internal Revenue Service.

      "LMA" has the meaning set forth in Section 5.2.

      "Losses" has the meaning set forth in Section 10.1.

      "Material Adverse Effect" means, with respect to any entity, any change, effect, event or occurrence that is materially adverse to the business, properties, assets, financial condition, results of operation or property of such entity, but no transaction expressly permitted under this Agreement, individually or in the aggregate, shall be deemed to have a Material Adverse Effect.

      "Merger" has the meaning set forth in the Recitals to this Agreement.

      "Merger Stock" has the meaning set forth in Section 3.15.

      "Merger Sub" has the meaning set forth in the Preamble to this Agreement.

      "NASDAQ" means The Nasdaq Stock Market, Inc.

      "Parent" has the meaning set forth in Section 11.4.

      "Permitted Encumbrance" means (i) Encumbrances for taxes not yet due and payable, (ii) such Encumbrances, easements, rights of way, building and use restrictions, exceptions, reservations and limitations that do not in any material respect detract from the value of the property subject thereto or impair the use thereof in the ordinary course of the business of the Station, and (iii) any items listed on Schedule 3.11.

      "Personal Property" has the meaning set forth in Section 3.11.

      "Preferred Stock" has the meaning set forth in Section 2.8.

      "Registration Rights Agreement" has the meaning set forth in Section 5.10.

      "Sarbanes-Oxley Act" has the meaning set forth in Section 2.5.

      "SBS" has the meaning set forth in the Preamble to this Agreement.

      "SBS Class A Common Stock" has the meaning set forth in Section 2.8.

      "SBS Class B Common Stock" has the meaning set forth in Section 2.8.

      "SBS FCC Licenses" has the meaning set forth in Section 2.10.

      "SBS Indemnitees" has the meaning set forth in Section 10.1.

      "SBS Material Adverse Effect" has the meaning set forth in Section 2.1.

      "SBS SEC Documents" has the meaning set forth in Section 2.5.

      "SBS Series C Preferred Stock" has the meaning set forth in the Recitals to this Agreement.

      "SBS Subsidiary" means any corporation or other organization, whether incorporated or unincorporated, (i) of which SBS or any other Subsidiary of SBS is a general partner or (ii) of which at least 50% of the securities or other interests having by their terms ordinary voting power to elect at least 50% of the Board of Directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by SBS, by any one or more of its Subsidiaries, or by SBS and one or more of its Subsidiaries.

      "SEC" means the United States Securities and Exchange Commission.

      "Securities Act" means the Securities Act of 1933, as amended.

      "Series A Preferred Stock" has the meaning set forth in Section 2.8.

      "Series B Preferred Stock" has the meaning set forth in Section 2.8.

      "Station" has the meaning set forth in the Recitals to this Agreement.

      "Stockholder Agreement" means that certain Stockholder Agreement of even date herewith among SBS, Infinity and Raul Alarcon, Jr.

      "Surviving Company" has the meaning set forth in Section 1.1.

      "Taxes" means (i) any and all taxes fees, levies, duties, tariffs, imposts, and other charges of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any government or taxing authority including, without limitation: taxes or other charges on or with respect to income, franchises, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, social security, workers' compensation, unemployment compensation, or net worth; taxes or other charges in the nature of excise, withholding ad valorem, stamp, transfer, value added, or gains taxes; and customs' duties, tariffs and similar charges and (ii) any obligations under any amendments or arrangements with respect to any Taxes described in clause (i) above.

      "Taxing Authority" means any governmental authority, domestic or foreign, having jurisdiction over the assessment, determination, collection, or other imposition of any Tax.

      "Tax Returns" means returns, reports and forms required to be filed with any Taxing Authority.

      "Total Voting Power" has the meaning set forth in Section 2.13.

      "Warrant" has the meaning set forth in Section 1.9.

                   [SIGNATURES ON PAGE IMMEDIATELY FOLLOWING]

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.

                                      INFINITY MEDIA CORPORATION

                                      By: /s/ Robert G. Freedline
                                          -----------------------------------
                                          Name:  Robert G. Freedline
                                          Title: Vice President and Treasurer

                                      INFINITY BROADCASTING CORPORATION OF
                                      SAN FRANCISCO

                                      By: /s/ Robert G. Freedline
                                          -----------------------------------
                                          Name:  Robert G. Freedline
                                          Title: Vice President and Treasurer

                                      SPANISH BROADCASTING SYSTEM, INC.

                                      By: /s/ Raul Alarcon, Jr.
                                          -----------------------------------
                                          Name:  Raul Alarcon, Jr.
                                          Title: Chief Executive Officer and
                                                 President

                                      SBS BAY AREA, LLC

                                      By: /s/ Raul Alarcon, Jr.
                                          -----------------------------------
                                          Name:  Raul Alarcon, Jr.
                                          Title: Chief Executive Officer and
                                                 President

                                      FOR PURPOSES OF SECTION 11.4 ONLY:

                                      INFINITY BROADCASTING CORPORATION

                                      By: /s/ Robert G. Freedline
                                          -----------------------------------
                                          Name:  Robert G. Freedline
                                          Title: Vice President and Treasurer

                                   EXHIBIT A

                                FORM OF WARRANT

NEITHER THE WARRANT NOR THE SHARES OF COMMON STOCK TO BE ISSUED UPON THE EXERCISE HEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, NOR THE SECURITIES LAWS OF ANY OTHER JURISDICTION AND WERE AND WILL BE OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH LAWS. THE SECURITIES MAY NOT BE SOLD, PLEDGED, ASSIGNED, OR HYPOTHECATED, EXCEPT IN A TRANSACTION REGISTERED UNDER SUCH ACTS OR PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACTS.

Number of Shares of                            Date of Issuance: ______ __, 200_
Series C Preferred Stock: 190,000

                                     WARRANT

                      TO PURCHASE SERIES C PREFERRED STOCK

                                       OF

                        SPANISH BROADCASTING SYSTEM, INC.

                           VOID AFTER ______ __, 200_

      THIS IS TO CERTIFY THAT, for value received, Infinity Media Corporation, a Delaware corporation (the "Holder") is entitled, subject to the terms and conditions set forth herein, to purchase from Spanish Broadcasting System, Inc. (the "Company") an aggregate of up to 190,000 shares (the "Warrant Shares") of fully paid, nonassessable shares of the Company's Series C Preferred Stock, par value $0.002 per share (the "Series C Preferred Stock"). The number, character and Exercise Price (defined below) of such shares of Series C Preferred Stock are subject to adjustment as provided herein. The term "Warrant" as used herein shall include this Warrant and any warrants delivered in substitution, replacement or exchange therefor as provided herein. The term "Common Stock" as used herein shall mean Class A common stock, par value $0.0001 per share, Class B common stock, par value $0.0001 per share, and all other stock of any class or classes (however designated) of the Company, the holders of which have the right, without limitation as to amount, either to all or to a share of the balance of current dividends and liquidating dividends after the payment of dividends and distributions on any shares entitled to preference.

      1. TERM OF WARRANT. Subject to the terms and conditions set forth herein, this Warrant shall be exercisable, in whole or in part in two equal increments of 95,000 Warrant Shares each, during the term commencing on the date hereof and ending at 5:00 p.m., prevailing local time in New York, New York, on _____ __ , 200_, (the "Expiration Date"). If not exercised prior to the Expiration Date, this Warrant and all rights granted under this Warrant shall expire and lapse.

      2. EXERCISE PRICE. The price at which this Warrant may be exercised shall be $300.00 per share of Series C Preferred Stock, as adjusted from time to time pursuant to Section 9 hereof (the "Exercise Price").

      3. EXERCISE OF WARRANT.

            i. The purchase right represented by this Warrant shall be exercisable by the Holder, either in whole or in one of two parts of 95,000 Warrant Shares each at any time prior to the Expiration Date upon (i) the surrender and presentment of this Warrant accompanied by a duly completed and executed notice of exercise in the form of Exhibit A attached hereto (the "Exercise Notice") at the principal office of the Company (listed as the Company's address in Section 15 herein) or such other office or agency as the Company may designate by notice pursuant to Section 15 herein, and (ii) payment of the aggregate Exercise Price equal to the number of shares of Series C Preferred Stock being purchased upon exercise of this Warrant multiplied by the Exercise Price (the "Aggregate Exercise Price") in cash, by certified or official bank check payable to the order of the Company, or by wire transfer to an account in a bank designated for such purpose by the Company.

            ii. This Warrant shall be deemed to have been exercised immediately prior to the close of business on the date of its surrender for exercise and payment as provided above, and the person entitled to receive the shares of Series C Preferred Stock issuable upon such exercise shall be treated for all purposes as the holder of record of such shares as of the close of business on such date. As promptly as practicable on or after such date, the Company shall issue and deliver to the person entitled to receive the same, a certificate for the number of shares of Series C Preferred Stock issuable upon such exercise. If such certificate shall be registered in a name other than the name of the Holder, then funds sufficient to pay all stock transfer taxes which shall be payable upon the issuance of such certificate shall be paid by the Holder at the time of exercise of this Warrant and the Company shall not be required to issue or deliver any certificate until such tax or other charge has been paid by the Holder.

      4. NO FRACTIONAL SHARES OR SCRIP. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. In the event that an adjustment in the number of shares of Series C Preferred Stock issuable upon the exercise of this Warrant made pursuant to this
Section 4 hereof results in a number of shares issuable upon the exercise which includes a fraction, at the Holder's election, this Warrant may be exercised for the next larger whole number of shares or the Company shall make a cash payment equal to that fraction multiplied by the current market value of that share.

      5. REPLACEMENT OF WARRANT. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, on delivery of an indemnity agreement reasonably satisfactory in form and substance to the Company or, in the case of mutilation, on surrender and cancellation of this Warrant, the Company shall execute and deliver, in lieu of this Warrant, a new warrant of like tenor and equal amount.

      6. NO RIGHTS AS STOCKHOLDER. This Warrant shall not entitle the Holder to any rights as a stockholder of the Company.

      7. WARRANT REGISTER. The Company shall maintain a register (the "Warrant Register") containing the name and address of the Holder. The Company may treat the Holder as shown on the Warrant Register as the absolute owner of this Warrant for all purposes and shall not be affected by any notice to the contrary.

      8. RESERVATION OF STOCK. The Company covenants and agrees that during the term that this Warrant is exercisable:

            (a) All shares of Series C Preferred Stock that are issued upon the exercise of this Warrant shall, upon issuance, be validly issued, not subject to any preemptive rights, and be free from all taxes, liens, security interests, charges, and other encumbrances with respect to the issuance thereof, other than
(i) taxes in respect of any transfer occurring contemporaneously with such issue, (ii) an encumbrance under applicable Federal securities laws or state "Blue Sky" laws, and (iii) an encumbrance created by the terms of this Warrant.

            (b) The Company shall at all times have authorized and reserved, and shall keep available and free from preemptive rights, a sufficient number of shares of Series C Preferred Stock to provide for the exercise of the rights represented by this Warrant and Class A Common Stock to provide for conversion of the Series C Preferred Stock.

            (c) The Company shall not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, spin-off, consolidation, merger, dissolution, issue or sale of securities or any other action or inaction, seek to avoid the observance or performance of any of the terms of this Warrant, and shall at all times in good faith assist in performing and giving effect to the terms hereof and in the taking of all such actions as may be necessary or appropriate in order to protect the rights of the Holder against dilution or other impairment.

      9. ADJUSTMENTS. The Exercise Price and the number and type of shares purchasable hereunder are subject to adjustment from time to time as follows:

            (a) Adjustment for Change in Capital Stock. If the Company:

                  (i) pays a dividend or makes a distribution on its Common Stock, in either case in shares of its Common Stock;

                  (ii) subdivides its outstanding shares of Common Stock into a greater number of shares;

                  (iii) combines its outstanding shares of Common Stock into a smaller number of shares;

                  (iv) makes a distribution on its Common Stock in shares of its capital stock other than Common Stock; or

                  (v) issues by reclassification of its Common Stock any shares of its capital stock.

then the number of shares of Series C Preferred Stock issuable upon the exercise of this Warrant immediately prior to such action shall be proportionately adjusted so that the Holder of this Warrant thereafter exercised shall receive the aggregate number and kind of shares of capital stock of the Company which he would have owned immediately following such action if the Warrant had been exercised immediately prior to such action.

            The adjustment shall become effective immediately after the record date in the case of a dividend or distribution and immediately after the effective date in the case of a subdivision, combination or reclassification.

            Such adjustment shall be made successively whenever any event listed above shall occur.

            (b) Adjustment for Rights Issue.

            If the Company distributes any rights, options or warrants to all holders of its Common Stock entitling them to purchase shares of Common Stock at a price per share less than the current market price per share on the record date for determining holders entitled to the distribution of rights, options or warrants, the number of shares of Series C Preferred Stock issuable upon the exercise of this Warrant shall be adjusted in accordance with the formula:

                             O + A
                N' =  N x -------------
                          O + (A x P/M)

      where:

      N' = the adjusted number of shares of Series C Preferred Stock issuable upon the exercise of this Warrant.

      N = the current number of shares of Series C Preferred Stock issuable upon the exercise of this Warrant.

      O  =  the number of shares of Common Stock outstanding on the record date.

      A  =  the number of additional shares of Common Stock offered.

      P  =  the purchase price per share of the additional shares of Common
            Stock offered.

      M = the current market price per share of Common Stock on the record date.

            The adjustment shall be made successively whenever any such rights, options or warrants are issued and shall become effective immediately after the record date for the determination of stockholders entitled to receive the rights, options or warrants. If at the end of the period during which such rights, options or warrants are exercisable, not all rights, options or warrants shall have been exercised, the number of shares of Series C Preferred Stock issuable upon the exercise of this Warrant shall be immediately readjusted to what it would have been if "N" in the above formula had been the number of shares actually issued at the end of the period.

            (c) Adjustment for Other Distributions. If the Company distributes to all holders of its Common Stock any of its assets (excluding cash distributions for which there will be no adjustment under this Section 9(c)) or debt or other securities or any rights, options or warrants to purchase the assets or debt or other securities of the Company, the number of shares of Common Stock issuable upon exercise of each Warrant shall be adjusted in accordance with the formula:

                             M
                  N'= N  x -----
                           M - F

      where:

      N' = the adjusted number of shares of Common Stock issuable upon exercise of each Warrant.

      N = the current number of shares of Common Stock issuable upon exercise of each Warrant.

      M = the current market price per share of Common Stock on the record date mentioned below.

      F = the fair market value on the record date of the assets, securities, rights, options or warrants distributable to one share of Common Stock after taking into account, in the case of any rights, options or warrants, the consideration required to be paid upon exercise thereof. The Board shall reasonably determine the fair market value in good faith and such determination shall be conclusive.

            The adjustment shall be made successively whenever any such distribution is made and shall become effective immediately after the record date for the determination of stockholders entitled to receive the distribution.

            This Section 9(c) does not apply to rights, options or warrants referred to in Section 9(b). If any adjustment is made pursuant to this Section 9(c) as a result of the issuance of rights, options or warrants and at the end of the period during which any such rights, options or warrants are exercisable, not all such rights, options or warrants shall have been exercised, the Warrant shall be immediately readjusted as if "F" in the above formula was the fair market value described in the definition of "F" on the record date of the assets or securities actually distributed upon exercise of such rights, options or warrants divided by the number of shares of Common Stock outstanding on the record date. Notwithstanding anything to the contrary contained in this Section 9(c), if "M-F" in the above formula is less than $1.00, the Company may elect to, and if "M-F" is a negative number, the Company shall, in lieu of the adjustment otherwise required by this Section 9(c), distribute to the Holder of the Warrant, upon exercise thereof, the assets, securities, rights, options or warrants (or the proceeds thereof) which would have been distributed to the Holder had such Warrant been exercised immediately prior to the record date for such distribution.

            (d) Adjustment for Common Stock Issue. If the Company issues shares of Common Stock for a consideration per share less than the current market price per share on the date the Company fixes the offering price of such additional shares, the number of shares of Series C Preferred Stock issuable upon the exercise of this Warrant shall be adjusted in accordance with the formula:

                              A
                  N'= N x  -------
                           O + P/M

            where:

      N'= the adjusted number of shares of Series C Preferred Stock issuable upon the exercise of this Warrant.

      N = the current number of shares of Series C Preferred Stock issuable upon the exercise of this Warrant.

      O = the number of fully diluted shares outstanding immediately prior to the issuance of such additional shares.

      P = the aggregate consideration received for the issuance of such additional shares.

      M = the current market price per share on the date of issuance of such additional shares.

      A = the number of fully diluted shares of Common Stock outstanding immediately after the issuance of such additional shares.

            The adjustment shall be made successively whenever any such issuance is made, and shall become effective immediately after such issuance.

      This Section 9(d) does not apply to:

            (i)   any of the transactions described in Sections 9(b) and 9(c);

            (ii) the exercise of this Warrant, or the conversion or exchange of other securities convertible or exchangeable for Common Stock, or the issuance of Common Stock upon the exercise of rights, options or warrants issued to the holders of Common Stock;

            (iii) Common Stock (and options exercisable therefor) issued to the
                  Company's employees, officers, directors, consultants or advisors (whether or not still in such capacity on the date of exercise) under bona fide employee benefit plans or stock option plans adopted by the board of directors (the "Board") of the Company and approved by the holders of Common Stock when required by law, if such Common Stock would otherwise be covered by this Section 9(d);

            (iv)  Common Stock issued in a bona fide public offering; and

            (v) Common Stock issued to the seller of a business or substantial assets to the Company or any of its direct or indirect subsidiaries.

            (e) Adjustment for Convertible Securities Issue. If the Company issues any securities convertible into or exchangeable for Common Stock (other than securities issued in transactions described in Sections 9(b) and 9(c)) for a consideration per share of Common Stock initially deliverable upon conversion or exchange of such securities less than the current market price per share on the date of issuance of such securities, the number of shares of Series C Preferred Stock issuable upon the exercise of this Warrant shall be adjusted in accordance with this formula:

                           O + D
                  N'= N x -------
                          O + P/M

            where:

      N'= the adjusted number of shares of Series C Preferred Stock issuable upon the exercise of this Warrant.

      N = the current number of shares of Series C Preferred Stock issuable upon the exercise of this Warrant.

      O = the number of fully diluted shares of Common Stock outstanding immediately prior to the issuance of such securities.

      P = the aggregate consideration received for the issuance of such securities.

      M = the current market price per share on the date of issuance of such securities.

      D = the maximum number of shares of Common Stock deliverable upon conversion or in exchange for such securities at the initial conversion or exchange rate.

            The adjustment shall be made successively whenever any such issuance is made, and shall become effective immediately after such issuance.

            If all of the Common Stock deliverable upon conversion or exchange of such securities have not been issued when such securities are no longer outstanding, then the number of shares of Series C Preferred Stock issuable upon the exercise of this Warrant shall promptly be readjusted to what it would have been had the adjustment upon the issuance of such securities been made on the basis of the actual number of shares of Common Stock issued upon conversion or exchange of such securities.

            This Section 9(e) does not apply to:

            (i)   any of the transactions described in Sections 9(b),

            (ii)  convertible securities issued in a bona fide public offering,

            (iii) the exercise of this Warrant, or the conversion or exchange of other securities convertible or exchangeable for Common Stock, or the issuance of Common Stock upon the exercise of rights, options or warrants issued to the holders of Common Stock,

            (iv) Common Stock (and options exercisable therefor) issued to the Company's employees, officers, directors, consultants or advisors (whether or not still in such capacity on the date of exercise) under bona fide employee benefit plans or stock option plans adopted by the Board and approved by the holders of Common Stock when required by law, if such Common Stock would otherwise be covered by this Section 9(e),

            (v)   Common Stock issued in a bona fide public offering, and

            (vi) Common Stock issued to the seller of a business or substantial assets to the Company or any of its direct or indirect subsidiaries.

            (f) Current Market Price. In Sections 9(b), (c), (d) and (e), the current market price per share of Common Stock on any date is the lower of: (i) the closing price on the trading date prior to the event; or (ii) the average of the closing prices of the Common Stock for 20 consecutive trading days commencing 30 trading days before the date in question.

            (g) Consideration Received. For purposes of any computation respecting consideration received pursuant to Sections 9(b), (c), (d) and (e), the following shall apply:

            (i) in the case of the issuance of shares of Common Stock for cash, the consideration shall be the gross proceeds to the Company from such issuance, which shall not include any deductions for any commissions, discounts, other expenses incurred by the Company in connection therewith or amounts paid or payable for accrued interest or accrued dividends;

            (ii) in the case of the issuance of shares of Common Stock for a consideration in whole or in part other than cash or, subject to clause (iii) below, securities, the consideration other than cash shall be deemed to be the fair market value thereof as determined in good faith by the Board (irrespective of the accounting treatment thereof), whose determination shall be conclusive;

            (iii) in the case of the issuance of shares of Common Stock for a consideration in whole or in part consisting of securities, the value of any securities shall be deemed to be: (x) if traded on a securities exchange or through the Nasdaq National Market, the average of the closing prices of the securities on such quotation system over the 30-day period ending three days preceding the day in question, (y) if actively traded over-the-counter, the average of the closing bid or sale prices (whichever is applicable) over the 30-day period ending three days preceding the day in question and (z) if there is no active public market, the fair market value thereof, determined as provided in clause (B) above; and

            (iv) in the case of the issuance of securities convertible into, exercisable for or exchangeable for shares of Common Stock, the aggregate consideration received therefor shall be deemed to be the consideration received by the Company for the issuance of such securities plus the additional minimum consideration, if any, to be received by the Company upon the conversion, exercise or exchange thereof for the maximum number of shares used to calculate the adjustment (the consideration in each case to be determined in the same manner as provided in clauses (i) through (iii) of this Section 9(g)).

            (h)   When De Minimis Adjustment May Be Deferred.

            No adjustment in the number of shares of Series C Preferred Stock issuable upon the exercise of this Warrant need be made unless the adjustment would require an increase or decrease of at least 2% in such number. Any adjustments that are not made shall be carried forward and taken into account in any subsequent adjustment.

            All calculations under this Section 9 shall be made to the nearest cent or to the nearest 1/100th of a share, as the case may be.

            (i) When No Adjustment Required. No adjustment need be made for a transaction referred to in Sections 9(b), (c), (d) or (e) if the Holder is given the opportunity to participate, without requiring this Warrant to be exercised, in the transaction on a basis and with notice that the Board reasonably determines to be fair and appropriate in light of the basis and notice on which holders of Common Stock participate in the transaction.

            To the extent this Warrant becomes convertible into cash, no adjustment need be made thereafter as to the amount of cash into which this Warrant is exercisable. Interest will not accrue on the cash.

            (j) Merger, Sale of Assets, Reorganization, Reclassification. If during the period that this Warrant remains outstanding and unexpired, there shall be (i) a merger or consolidation of the Company with or into another corporation in which the Company is not the surviving entity and by which the shares of the Company's capital stock outstanding immediately prior to the merger are converted by virtue of the merger into other property, whether in the form of securities, cash, or otherwise, (ii) a sale or transfer of all or substantially all of the Company's properties and assets to any other person, or
(iii) a capital reorganization or reclassification of the Class A Common Stock (other than a combination or subdivision of shares otherwise provided for herein), then, lawful provision shall be made so that, upon the basis and the terms and in the manner provided in this Warrant, the Holder, upon the exercise hereof at any time after the consummation of such event, shall be entitled to purchase, in lieu of the shares of Class A Common Stock for which this Warrant could have been exercised immediately prior to such consummation, the stock or other securities, cash or property which the Holder would have been entitled to receive upon such consummation if the Holder had exercised this Warrant for such shares of Class A Common Stock immediately prior thereto, subject to adjustment as nearly equivalent as possible to the adjustments provided for in this Section
9. If the per share consideration payable to the Holder in connection with any such event is in a form other than cash or marketable securities, then the value of such consideration shall be determined in good faith by the Company's Board of Directors. In all events, appropriate adjustment (as determined in good faith by the Company's Board of Directors) shall be made in the application of the provisions of this Warrant such that the Holder's rights and interest in this Warrant shall be applicable after such event, to the greatest extent possible, in relation to any shares or other property deliverable after that event upon exercise of this Warrant.

      If this Section 9(j) applies, Sections 9(a), (b), (c), (d) and (e) do not apply.

            (k) When Issuance or Payment May Be Deferred. In any case in which this Section 9 shall require that an adjustment in the number of shares of Series C Preferred Stock issuable upon the exercise of this Warrant be made effective as of a record date for a specified Event, the Company may elect to defer the occurrence of the adjustment until the occurrence of such underlying event that requires the adjustment.

            (l) Adjustment in Exercise Price.

            Upon each Event that provides for an adjustment of the number of shares of Series C Preferred Stock issuable upon the exercise of this Warrant pursuant to this Section 9, this Warrant if outstanding prior to the making of the adjustment shall thereafter have an adjusted Exercise Price (calculated to the nearest ten millionth) obtained from the following formula:

                            N
                  E'=  E x ---
                            N'

            where:

            E' =  the adjusted Exercise Price.

            E  =  the Exercise Price prior to adjustment.

            N' = the adjusted number of Series C Preferred Stock issuable upon the exercise of this Warrant by payment of the adjusted Exercise Price.

            N  =  the number of Series C Preferred Stock previously issuable upon the exercise of this Warrant by payment of the Exercise Price prior to adjustment.

            Following any adjustment to the Exercise Price pursuant to this
Section 9, the amount payable, when adjusted and together with any consideration allocated to the issuance of this Warrant, shall never be less than the Series C Preferred Stock par value at the time of such adjustment. Such adjustment shall be made successively whenever any Event listed above shall occur. The Company hereby agrees with the Holder that it shall not increase the par value of the Common Stock above its current par value of $0.0001 per share.

      10. CERTIFICATES OF ADJUSTMENTS; NOTICES.

            (a) Whenever the Exercise Price or number or type of shares purchasable hereunder shall be adjusted or readjusted pursuant to Section 9 herein, the Company shall issue a certificate signed by its Chief Financial Officer setting forth, in reasonable detail, the Event requiring the adjustment or readjustment, the amount of the adjustment or readjustment, the method by which such adjustment or readjustment was calculated, the Exercise Price and number of shares purchasable hereunder after giving effect to such adjustment or readjustment and the amount, if any, of other property to be received upon the exercise of this Warrant after giving effect to such adjustment or readjustment. The Company shall deliver a copy of such certificate to the Holder in accordance with Section 15 herein.

            (b) In the event:

                        (1) that the Company shall take any action that would require an adjustment in the number of shares of Series C Preferred Stock issuable upon the exercise of this Warrant or Exercise Price pursuant to Sections 9(a), (b), (c), (d) or (e) and if the Company does not arrange for the Warrant Holder to participate pursuant to Section 9(i);

                        (2) of any voluntary dissolution, liquidation or winding-up of the Company,

then, and in each such case, the Company shall mail or cause to be mailed to the Holder a notice specifying, as the case may be, (A) the date on which a record is to be taken for the purpose of such dividend, and stating the amount and character of such dividend, or (b) the date on which such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding-up is to take place, and the date, if any is to be fixed, as of which the holders of record of Series C Preferred Stock (or such other stock or securities at the time receivable upon the exercise of this Warrant), shall be entitled to exchange their shares of Series C Preferred Stock (or such other stock or securities at the time receivable upon exercise of this Warrant), for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding-up. Such notice shall be mailed at least 15 days prior to the date therein specified for the occurrence of any of the foregoing events.

            (c) All notices pursuant to this Section 10 shall be given in the manner set forth in Section 15 herein.

      11. RESTRICTIVE LEGEND ON STOCK CERTIFICATE. A certificate for shares issued upon exercise of this Warrant, unless at the time of exercise such shares are registered under the Securities Act, shall bear a legend in substantially the following form:

            THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES OR BLUE SKY LAWS

            OF ANY STATE AND ARE SUBJECT TO THE CONDITIONS SPECIFIED IN A CERTAIN WARRANT DATED SEPTEMBER 30, 2003, BY AND BETWEEN SPANISH BROADCASTING SYSTEM, INC. AND INTERNATIONAL CHURCH OF THE FOURSQUARE GOSPEL, COPIES OF WHICH WARRANT ARE AVAILABLE FOR INSPECTION AT THE PRINCIPAL OFFICE OF SPANISH BROADCASTING SYSTEM, INC. THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, OR OTHERWISE TRANSFERRED, IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SUCH ACT AND UNDER ANY SUCH APPLICABLE STATE LAWS, OR IN VIOLATION OF THE PROVISIONS OF THE WARRANT. THE HOLDER OF THIS CERTIFICATE, BY ACCEPTANCE OF THIS CERTIFICATE, AGREES TO BE BOUND BY THE PROVISIONS OF SUCH WARRANT.

      12. NO TRANSFER. This Warrant may not be transferred in whole or in part except to an affiliate of Holder.

      13. AMENDMENTS. This Warrant may not be modified or amended without the written consent of the Company and the Holder.

      14. GOVERNING LAW. This Warrant shall be governed by and construed in accordance with the laws of the State of Delaware.

      15. NOTICES. All notices and other communications required or permitted hereunder shall be in writing and shall be deemed to have been given if (i) personally delivered by hand or by messenger, (ii) mailed by registered or certified mail, postage prepaid and return receipt requested or (iii) sent by a nationally recognized overnight courier service for next morning delivery. Any such notice shall be deemed to have been received on the date of personal delivery; on the fourth day after deposit in the U.S. mail if mailed by registered or certified mail; and on the day after delivery to a nationally recognized overnight courier service. Notices shall be addressed as follows (or to such other address as a party requests by written notice):

      If to Holder, to: Infinity Media Corporation
                        1515 Broadway
                        New York, New York  10036
                        Attention: General Counsel

      with a copy (which shall not constitute notice) to:

                        Leventhal Senter & Lerman, P.L.L.C.
                        2000 K Street, N.W.

                  Suite 600
                  Washington, D.C.  20006
                  Attention:  Steven A. Lerman, Esq.

      If to the Company, to:

                  Spanish Broadcasting System, Inc.
                  2601 South Bayshore Drive, PH II
                  Coconut Grove, Florida 33133
                  Attention: Joseph A. Garcia

      with a copy (which shall not constitute notice) to:

                  Kaye Scholer LLP
                  425 Park Avenue
                  New York, New York 10022-3598
                  Attention: William E. Wallace, Jr., Esq.

      16. SEVERABILITY. If any provision of this Warrant is held to be prohibited by or invalid under applicable law, then such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Warrant.

      17. HEADINGS. The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

            IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed as of _______ ___, 200_ by its duly authorized officer and its corporate seal to be impressed hereon and attested by its Secretary.

                                  SPANISH BROADCASTING SYSTEM, INC.

                                  By:__________________________________________
                                     Raul Alarcon, Jr.
                                     Chairman of the Board of Directors,
                                     Chief Executive Officer and President

Attest:

By:____________________________________
   Joseph A. Garcia
   Executive Vice President,
   Chief Financial Officer and Secretary

                                                                       EXHIBIT A

                               NOTICE OF EXERCISE

      The undersigned registered owner of the attached Warrant irrevocably exercises the attached Warrant in full for the purchase of _______ shares of Series C Preferred Stock of SPANISH BROADCASTING SYSTEM, INC. and herewith makes payment therefor, all at the price and on the terms and conditions specified in the attached Warrant, and requests that a certificate for the shares of Series C Preferred Stock hereby purchased (and any securities or other property issuable upon such exercise) be issued in the name of the undersigned and delivered to the undersigned at the address below.

      In exercising the attached Warrant, the undersigned hereby confirms and acknowledges that the shares of Series C Preferred Stock to be issued are being acquired solely for the account of the undersigned and not as a nominee for any other party, and for investment, and that the undersigned shall not offer, sell or otherwise dispose of any such shares of Series C Preferred Stock except under circumstances that will not result in a violation of the Securities Act of 1933, as amended, or any state securities laws.

Dated:__________________

                                     Signature:_________________________________
                                               Registered Owner

                                               _________________________________
                                               Print Name

                                               _________________________________

                                               _________________________________
                                               Address

                                   EXHIBIT B

                       FORM OF CERTIFICATE OF DESIGNATION

                  CERTIFICATE OF DESIGNATION SETTING FORTH THE
                     VOTING POWER, PREFERENCES AND RELATIVE,
                           PARTICIPATING, OPTIONAL AND
                              OTHER SPECIAL RIGHTS
                         AND QUALIFICATIONS, LIMITATIONS
                                AND RESTRICTIONS
                                     OF THE
                      SERIES C CONVERTIBLE PREFERRED STOCK
                                       OF
                        SPANISH BROADCASTING SYSTEM, INC.

                             Pursuant to Section 151
                         of the General Corporation Law
                            of the State of Delaware

      Spanish Broadcasting System, Inc. (the "Company"), a corporation organized and existing under the General Corporation Law of the State of Delaware, does hereby certify that, pursuant to authority conferred upon the board of directors of the Company (the "Board of Directors") by its Third Amended and Restated Certificate of Incorporation, as amended and restated (the "Certificate of Incorporation"), and pursuant to the provisions of Section 151 of the General Corporation Law of the State of Delaware, the Board of Directors, on _________ ___, 2004 duly approved and adopted the following resolution (the "Resolution"):

      WHEREAS, the Board of Directors of the Company is authorized by its Certificate of Incorporation to issue up to one million (1,000,000) shares of preferred stock in one or more series and, in connection with the creation of any series, to fix by the resolutions providing for the issuance of shares the powers, designations, preferences and relative, participating, optional or other rights of the series and the qualifications, limitations or restrictions thereof; and

      WHEREAS, it is the desire of the Board of Directors of the Company, pursuant to such authority, to authorize and fix the terms and provisions of a series of preferred stock, classes of such series of preferred stock and the number of shares constituting such classes;

      NOW, THEREFORE, BE IT RESOLVED, that there is hereby authorized a series of preferred stock on the terms and with the provisions herein set forth on Annex A attached to this resolution.

                                               _________________________________
                                               Name:
                                               Title:
ATTEST:

_________________________________
Name:
Title:

                                     ANNEX A

                      SERIES C CONVERTIBLE PREFERRED STOCK

      The powers, designations, preferences and relative, participating, optional or other rights of the Series C Convertible Preferred Stock of Spanish Broadcasting System, Inc. (the "Company") are as follows:

1.    DESIGNATION AND AMOUNT.

      (a) There is hereby created out of the authorized and unissued shares of preferred stock of the Company a series of preferred stock designated as the "Series C Convertible Preferred Stock." The number of shares constituting such series shall be 600,000 shares, par value $0.002 per share, and are referred to as the "Series C Preferred Stock."

      (b) Shares of Series C Preferred Stock that have been issued and reacquired in any manner, including shares purchased or redeemed or exchanged, shall (upon compliance with any applicable provisions of the laws of Delaware) have the status of authorized and unissued shares of preferred stock undesignated as to series and may be redesignated and reissued as part of any series of preferred stock; provided that any issuance of such shares as Series C Preferred Stock must be in compliance with the terms hereof.

2.    CERTAIN DEFINITIONS.

            Unless the context otherwise requires, the terms defined in this
      Section 2 shall have, for all purposes of this resolution, the meanings herein specified (with terms defined in the singular having comparable meanings when used in the plural).

            "Affiliate" of any specified Person means any other Person which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by," and "under common control with"), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that (a) beneficial ownership of at least 10% of the Voting Stock of a Person shall be deemed to be control and (b) for purposes of the "Transactions with Affiliates" covenant contained in Section 9(b), for so long as Pablo Raul Alarcon, Sr. or Raul Alarcon, Jr. are directors, officers or stockholders of the Company, they, their respective spouses, lineal descendants and any Person controlled by any of them shall be Affiliates of the Company and its Subsidiaries.

            "Affiliate Transaction" has the meaning set forth in Section 9(b).

            "Board" or "Board of Directors" shall mean the Board of Directors of the Company as from time to time constituted.

            "Business Day" means any day other than a Saturday, a Sunday or a day on which banking institutions in the City of New York or at a place of payment are authorized by law, regulation or executive order to remain closed. If any conversion or payment shall be required by the terms hereof to be made on a day that is not a Business Day, such conversion or payment shall be made on the immediately succeeding Business Day.

            "Capital Stock" means (i) in the case of a corporation, corporate stock, (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited) and (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

            "Certificate of Designation" means this Certificate of Designation setting forth the voting power, preferences and relative, participating, optional and other special rights and qualifications, limitations and restrictions of the Series C Preferred Stock.

            "Certificate of Incorporation" means the Company's Third Amended and Restated Certificate of Incorporation, as the same may be amended from time to time.

            "Class A Common Stock" means the shares of Class A Common Stock, par value $0.0001 per share, of the Company.

            "Class B Common Stock" means the shares of Class B Common Stock, par value $0.0001 per share, of the Company.

            "Common Stock" means the Class A Common Stock and Class B Common Stock and any other class of common stock of the Company hereafter created and any securities of the Company into which such Common Stock may be reclassified, exchanged or converted.

            "Communications Act" means the Communications Act of 1934, as amended.

            "Conversion Date" has the meaning set forth in Section 6(a)(iii).

            "Conversion Notice" has the meaning set forth in Section 6(b)(i).

            "DGCL" means the Delaware General Corporation Law.

            "Equity Securities" shall mean shares of Common Stock and all other securities of the Company which may be convertible into, exchangeable for, exercisable for or issued in exchange for or in respect of, shares of Common Stock.

            "Excluded Group" has the meaning set forth in Section 8(f).

            "Excluded Issuances" means (i) issuances of options, warrants, subscription rights or other rights to acquire Equity Securities granted to the Company's employees, officers, directors, consultants or advisors under bona fide employee benefit plans or stock option plans adopted by the Board of Directors; (ii) issuances of up to 250,000 shares of Class A Common Stock upon the exercise of options previously granted to Arnold Sheiffer; (iii) issuances of up to 2,700,000 shares of Class A Common Stock upon the exercise of warrants previously granted to the International Church of the FourSquare Gospel; (iv) shares of Class A Common Stock issued upon conversion of the Series C Preferred Stock or the exercise of the Warrant; (v) Equity Securities or other capital stock issued as consideration for any acquisition of an entity, a business, line of business or significant asset; (vi) Common Stock or other Equity Securities issued pursuant to any public offering approved by a majority of the Board of Directors; or (vii) shares of Common Stock, preferred stock or other Equity Securities issued as a stock dividend or upon a subdivision of Equity Securities.

            "FCC" means the United States Federal Communications Commission.

            "Holder" means a holder in whose name a share of Series C Preferred Stock is registered.

            "Issue Date" means [date of the Merger].

            "Junior Securities" means all classes of common stock of the Company and to each other class of Capital Stock or series of preferred stock of the Company created after the Issue Date by the Board of Directors of the Company the terms of which do not expressly provide that it ranks on a parity with the Series C Preferred Stock as to dividend distributions and distributions upon the liquidation, winding-up or dissolution of the Company.

            "Material Adverse Effect" means a material adverse effect on the business, assets, operations or financial or other condition of the Company and the Company Subsidiaries taken as a whole.

            "Merger Agreement" means the merger agreement dated as of October ___, 2004, by and among, Infinity Media Corporation, Infinity Broadcasting Corporation of San Francisco, the Company and SBS Bay Area, LLC.

            "Minimum Investment" means 5,700,000 shares of Class A Common Stock, including for this purpose Class A Common Stock issuable upon the conversion of any Series C Preferred Stock beneficially owned by the Holders, which may include Series C Preferred Stock, if any, outstanding following exercise of the Warrant.

            "Parity Securities" has the meaning set forth in Section 3.

            "Permitted Business" means the broadcast radio and television business, including cable television and any activity reasonably incidental thereto.

            "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or any agency or political subdivision thereof (including any subdivision or ongoing business of any such entity or substantially all of the assets of such entity, subdivision or business).

            "Preemptive Offer" has the meaning set forth in Section 8(a).

            "Preemptive Offer Acceptance Notice" has the meaning set forth in
      Section 8(c).

            "Preemptive Offer Period" has the meaning set forth in Section 8(b).

            "Refused Equity Securities" has the meaning set forth in Section
      8(d).

            "SEC" means the Securities and Exchange Commission.

            "Securities Act" means the Securities Act of 1933, as amended, or any similar successor statute and the rules and regulations thereunder.

            "Series A Preferred Stock" means the Company's 10 3/4% Series A Cumulative Exchangeable Redeemable Preferred Stock, par value $.01 per share.

            "Series B Preferred Stock" means the Company's 10 3/4% Series B Cumulative Exchangeable Redeemable Preferred Stock, par value $.01 per share.

            "Series C Preferred Stock" has the meaning set forth in Section
      1(a).

            "Stockholder Agreement" has the meaning set forth in the Merger Agreement.

            "Subsidiary" means, with respect to any Person, any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof).

            "Transfer" means, with respect to any shares of Capital Stock, any direct or indirect sale, assignment, pledge, offer or other transfer or disposal of any interest in such Capital Stock.

            "Transfer Notice" has the meaning set forth in Section 6(a).

            "Voting Stock" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

            "Warrant" has the meaning set forth in the Merger Agreement.

            "Wholly Owned Subsidiary" of any Person means a Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person and one or more Wholly Owned Subsidiaries of such Person.

3.    RANKING.

            The Series C Preferred Stock shall, with respect to dividend distributions and distributions upon the liquidation, winding-up and dissolution of the Company, rank (i) subordinate to the Series A Preferred Stock and the Series B Preferred Stock; and (ii) subject to certain conditions described below, on a parity with the Common Stock and each other class or series of capital stock created after the Issue Date by the Board of Directors of the Company, the terms of which expressly provide that such class or series will rank on a parity with the Series C Preferred Stock as to dividend distributions and distributions upon the liquidation, winding-up and dissolution of the Company (collectively referred to as "Parity Securities").

4.    MANDATORY DIVIDENDS.

            If the Board of Directors declares and pays a dividend in respect of any Common Stock, then the Board of Directors shall declare and pay to the Holders of the Series C Preferred Stock a mandatory dividend in an amount per share of Series C Preferred Stock equal to the number of shares of Common Stock into which the Series C Preferred Stock is convertible on the record date established by the Board of Directors or under applicable law for such dividend multiplied by the per share amount declared and paid in respect of each share of Common Stock.

5.    DISSOLUTION.

            (a) In the event of the liquidation, dissolution or winding up of the Company occurring prior to ______________(1), the Holders of the Series C Preferred Stock shall be entitled to receive out of assets of the Company available for distribution to stockholders of the Company, prior and in preference to any distribution to the holders of any Junior Stock, an amount per share equal to $0.002.

            (b) After the distribution described in (a) above is made, if any, the Holders of the Series C Preferred Stock shall be entitled to participate in the distribution of any amounts available for distribution to the holders of the Common Stock in a per share amount equal to the number of shares of Common Stock into which the Series C Preferred Stock is convertible on the record date established by the Board of Directors or under applicable law for such distribution multiplied by the per share amount paid in respect of each share of Common Stock.

6.    TRANSFER AND CONVERSION.

            Shares of Series C Preferred Stock may be converted into shares of Class A Common Stock, on the terms and conditions set forth in this
      Section 6.

      (a)   Transfers.

            (i) The Holders of Series C Preferred Stock may not Transfer the shares of Series C Preferred Stock to any Person, other than to an Affiliate, unless the Holder making such Transfer has given the Company written notice of such Holder's intent to Transfer five trading days (or such shorter period as the Company may determine in its sole discretion) prior to such Transfer (the "Transfer Notice"). The Transfer Notice shall be substantially in the form attached hereto as Exhibit A. Any Transfer in violation of this Section 6(a), including, without limitation, the failure to submit a Transfer Notice within the specified time to the Company, shall be null and void.

            (ii) Upon the Transfer of the shares of the Series C Preferred Stock in accordance with Section 6(a)(i) above to any Person other than an Affiliate of a Holder, every share of Series C Preferred Stock so transferred shall automatically convert into twenty fully paid and non-assessable shares of Class A Common Stock (such number of shares subject to adjustment pursuant to Section 6(g) below).

            (iii) Shares of Series C Preferred Stock Transferred to any Person,
                  other than to an Affiliate of the Holders, shall be deemed converted without further action into shares of Class A Common Stock immediately prior to the close of business on the day (the "Conversion Date"). Immediately prior to the close of business on the Conversion Date, the rights of the holders of such shares of Series C Preferred Stock so transferred as a Holder shall cease, and the Person or Persons entitled to receive the Class A Common Stock issuable upon conversion shall be treated for all purposes as the record holder or holders of such Class A Common Stock as and after such time.

------------------------

(1) This date shall be four years following the issuance/closing date.

      (b)   Optional Conversion.

            (i) At the option of the Holders, each share of Series C Preferred Stock held by the Holders shall convert into twenty fully paid and non-assessable shares of Class A Common Stock (such number of shares subject to adjustment pursuant to Section 6(g) below), on the later of (A) the date specified in a written notice delivered to the Company stating that such Holder desires to convert shares of Series C Preferred Stock then outstanding (the "Conversion Notice"), which date must be at least five trading days following delivery of the Conversion Notice unless otherwise determined by the Company in its sole discretion, and (B) the date upon which such converting Holder surrenders such shares of Series C Preferred Stock which such Holder desires to convert, all in accordance with Section 6(b)(ii) below.

            (ii) In order to convert shares of Series C Preferred Stock into Class A Common Stock pursuant to paragraph 6(b)(i) above, the Holders shall:

                  (1) surrender the certificate or certificates evidencing such of the Holders shares of Series C Preferred Stock to be converted, duly endorsed in blank or accompanied by proper instruments of transfer, at the principal office of the Company or any transfer agent for the Series C Preferred Stock, and

                  (2) shall give the Conversion Notice to the Company at such office of the election to convert the same and shall state therein the name or names in which the Holders wishes the certificate or certificates for Class A Common Stock to be issued. As soon as practicable thereafter, the Company shall issue and deliver at such office to the Holders or their respective transferee, certificates for the number of whole shares of Class A Common Stock to which such Holders shall be entitled. The Conversion Notice shall be substantially in the form attached hereto as Exhibit B.

      (c) Effect of Conversion. Upon the conversion of the Series C Preferred Stock pursuant to this Section 6, the shares of Series C Preferred Stock shall not be transferred on the books of the Company or be deemed to be outstanding for any purpose whatsoever and shall constitute only the right to receive such number of shares of Class A Common Stock as may be issuable on an as converted basis upon such conversion upon compliance with the requirements of this Section 6; provided, however, that the Holders of Series C Preferred Stock as of any record date for the payment of all declared but unpaid dividends, if any, on any shares of Series C Preferred Stock shall be paid, out of any assets at the time legally available therefor, upon conversion of such shares of Series C Preferred Stock into shares of Class A Common Stock, but shall not be paid any amounts in respect of the Class A Common Stock into which it has been or will be converted.

      (d) Fractions of Shares. No fractional shares of Class A Common Stock shall be issued by the Company. In lieu thereof, the Company shall pay in cash the fair market value of such fractional share as determined in good faith by the Board of Directors. Such conversion shall be deemed to have been made as of the date of the Conversion Notice and such surrender of the Series C Preferred Stock to be converted, and the person or persons entitled to receive the Class A Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such Class A Common Stock on said date.

      (e) Adjustments. If the Company at any time (i) subdivides the outstanding Common Stock or (ii) issues a stock dividend on its outstanding Common Stock, the number of shares of Class A Common Stock issuable upon conversion of the Series C Preferred Stock immediately prior to such subdivision or the issuance of such stock dividend shall be proportionately increased by the same ratio as the subdivision or dividend. If the Company at any time combines its outstanding Common Stock, the number of shares of Class A Common Stock issuable upon conversion of the Series C Preferred Stock immediately prior to such combination shall be proportionately decreased by the same ratio as the combination. All such adjustments described herein shall be effective at the close of business on the date of such subdivision, stock dividend or combination, as the case may be.

      (f) Reorganization. In case of any capital reorganization (other than in connection with a merger or other reorganization in which the Company is not the continuing or surviving entity) or any reclassification of the Common Stock, the Series C Preferred Stock shall thereafter be convertible into that number of shares of stock or other securities or property to which a holder of the number of shares of Class A Common Stock deliverable upon conversion of the Series C Preferred Stock immediately prior to such reorganization or recapitalization would have been entitled upon such reorganization or reclassification. In any such case, appropriate adjustment (as determined in good faith by the Board of Directors) shall be made in the application of the provisions herein set forth with respect to the rights, preferences and powers thereafter of the Holders of Series C Preferred Stock, such that the provisions set forth herein shall thereafter be applicable, as nearly as reasonably may be, in relation to any share of stock or other property thereafter deliverable upon the conversion.

      (g) Authorized Shares. The Company shall at all times reserve and keep available, out of its authorized but unissued Class A Common Stock, solely for the purpose of effecting the conversion of Series C Preferred Stock, the full number of shares of Class A Common Stock deliverable from time to time upon the conversion of all shares of Series C Preferred Stock from time to time outstanding. The Company shall from time to time (subject to obtaining necessary Board of Directors and stockholder approvals), in accordance with the laws of the State of Delaware, increase the authorized amount of its Class A Common Stock if at any time the authorized number of shares of Class A Common Stock remaining unissued shall not be sufficient to permit the conversion of all of the shares of Series C Preferred Stock at the time outstanding.

7.    VOTING AND CORPORATE ACTIONS.

      (a)   Voting Rights and Powers.

            (i) The Holders of Series C Preferred Stock shall be entitled to the number of votes equal to the number of shares of Class A Common Stock into which such shares of Series C Preferred Stock could be converted on the record date for the vote or consent of stockholders or, if no record date is established, at the date such vote is taken or any consent of stockholders solicited, and shall have voting rights and powers equal to the voting rights and powers of the Class A Common Stock on an as-converted basis on all matters brought before the stockholders of the Company.

            (ii) The Holders of Series C Preferred Stock shall be entitled to notice of any stockholders' meeting in accordance with the Company's by-laws and applicable law and shall vote together with holders of the Common Stock as a single class upon any and all matters submitted to a vote of stockholders, except those matters required by law or this Certificate of Designation to be submitted to a class vote.

            (iii) Notwithstanding the foregoing, any Holder of the shares of the
                  Series C Preferred Stock may deliver to the Company a notice requesting termination of the voting rights provided in
                  Section 6(a)(i) and (ii) of this Certificate of Designation, except voting rights on those matters required by law or this Certificate of Designation to be submitted to a class vote. Immediately following receipt of such notice, the Holders of shares of Series C Preferred Stock shall have no voting rights, except as required by Delaware law and as hereinafter provided.

      (b) Approval of Certain Corporate Actions. Without the prior approval of the Holders, an amendment to the Certificate of Incorporation or this Certificate of Designation may not:

            (i)   amend this Certificate of Designation;

            (ii) alter or change the voting rights or powers of the Series C Preferred Stock or reduce the number of shares of Series C Preferred Stock whose holders must approve any such amendment;

            (iii) adversely affect the preferences, powers or rights of the
                  Holders of Series C Preferred Stock;

            (iv) increase or decrease the number of authorized shares of the Company designated as Series C Preferred Stock; or

            (v)   amend Section 5.4 of the Certificate of Incorporation.

      (c) Limitation on Lines of Business. So long as the Holders of Series C Preferred Stock beneficially own the Minimum Investment, the Company shall not, without the prior approval of the Holders, enter into or conduct any business, either directly or through any Subsidiary, except for Permitted Businesses.

8.    PREEMPTIVE RIGHTS

      (a) Preemptive Right. Each Holder of the shares of Series C Preferred Stock shall have the right to purchase its pro rata share (as set forth below) of Equity Securities (the

            "Preemptive Offer") which the Company may, from time to time, propose to sell and issue (subject to such requirements and restrictions imposed by the Securities Act of 1933, as amended, and state securities laws and to the actual issuance of the Equity Securities) after the Issue Date, other than Excluded Issuances. For purposes of this Section 8(a), the Holders pro rata share shall be the amount of such Equity Securities obtained by applying the following ratio against the total number of such Equity Securities to be offered by the Company: (i) the number of shares of the Common Stock (including all shares of Common Stock issued or issuable upon conversion of the Series C Preferred Stock or the exercise of outstanding Equity Securities held by the Holders, including the Series C Preferred Stock issued pursuant to the Warrant) of which the Holder is deemed to be a holder immediately prior to the issuance of such Equity Securities, to (ii) the total number of shares of Common Stock issued and outstanding (including all shares of Common Stock issued or issuable upon conversion of the Series C Preferred Stock or the exercise of outstanding Equity Securities held by the Holders, including the Series C Preferred Stock issued pursuant to the Warrant) immediately prior to the issuance of the Equity Securities, determined on a fully diluted basis after giving effect to the exercise in full of then outstanding options and warrants and the conversion of all securities convertible into shares of Common Stock.

      (b) Notice of Preemptive Offer. In the event the Company proposes to undertake an issuance of Equity Securities, it shall give the Holders of Series C Preferred Stock written notice of its intention, describing the type of Equity Securities and the price and the terms upon which the Company proposes to issue the same. The Preemptive Offer shall by its terms remain open and irrevocable for a period of five Business Days from the date it is received from the Company (the "Preemptive Offer Period").

      (c) Preemptive Offer Acceptance. The Holders of Series C Preferred Stock shall have the option, exercisable at any time during the Preemptive Offer Period by delivering written notice to the Company (a "Preemptive Offer Acceptance Notice"), to purchase its pro rata share of Equity Securities. The Company shall notify the Holders within five days following the expiration of the Preemptive Offer Period of the number or amount of the Holders pro rata share of Equity Securities it has subscribed to purchase.

      (d) Offer of Refused Equity Securities. If the Preemptive Offer Acceptance Notice is not given by the Holders of Series C Preferred Stock for all of their pro rata share of Equity Securities, the Company shall have 180 days from the expiration of the Preemptive Offer Period to sell all or any part of such Holders pro rata share of Equity Securities as to which the Preemptive Offer Acceptances Notice has not been given by the Holders (the "Refused Equity Securities") to any other Persons upon the terms and conditions including price, which are no more favorable, in the aggregate, to such other Persons or less favorable to the Company than those set forth in the Preemptive Offer.

      (e) Closing. Upon the closing of the sale to such other Persons of all the Equity Securities, the Holders of Series C Preferred Stock shall purchase from the Company, and the Company shall sell to the Holders, the pro rata share of Equity Securities with respect to which the Preemptive Offer Acceptance Notice was delivered by the Holders, at the same terms specified in the Preemptive Offer.

      (f) Emergency Funding. If the Company determines in good faith that the delay occasioned by complying with the procedures contemplated by this Section 8 would be prejudicial to the Company or its financial condition or business and operations, then the Company may before delivering the Preemptive Offer or after delivering the Preemptive Offer (but before observing the time periods and other procedures set forth in this Section 8), issue or sell all of the Equity Securities. If the Company elects to issue Equity Securities under this Section 8 before it delivers a Preemptive Offer, then the Company shall deliver the Preemptive Offer to the Holders of Series C Preferred Stock to which it has not so issued or sold Equity Securities (the "Excluded Group") no later than five Business Days after the date on which such Equity Securities are issued or sold to the Holders. If the Excluded Group delivers a Preemptive Offer Acceptance Notice within 10 Business Days and the Company has issued or sold the Equity Securities to a Person but not to the Holders, then the Company shall issue or sell such number of pro rata shares of Equity Securities as the participating members of the Excluded Group would have been entitled had the Preemptive Offer been made and accepted by such member of the Excluded Group in accordance with Sections 8(a) through (d) as promptly as practicable, but in no event later than five Business Days following the date of delivery of the Preemptive Offer Acceptance Notice, at the same price, and on the same terms and conditions as the issuance and sale occurred.

      (g) Expiration. The rights granted under this Section 8 to the Holders of Series C Preferred Stock shall expire upon such time as the Holders of Series C Preferred Stock no longer beneficially own the Minimum Investment.

9.    CERTAIN COVENANTS

      (a) Merger, Consolidation, or Sale of Assets. If the Company (i) merges or consolidates with or into another corporation or limited liability company in which the Company is not the surviving entity and by which the shares of the Company's capital stock outstanding immediately prior to the merger are converted by virtue of the merger into other property, whether in the form of securities, cash, or otherwise or (ii) sells or transfers all or substantially all of the Company's properties and assets to any other Person, then, a provision shall be made so that, upon the basis and the terms and in the manner provided in this Certificate of Designation, the Holders of Series C Preferred Stock shall be entitled to receive the stock or other securities, cash or property which the Holders would have been entitled to receive upon such consummation if the Holders had converted the shares of Series C Preferred Stock for such shares of Class A Common Stock immediately prior thereto. If the per share consideration payable to the Holders in connection with any such event is in a form other than cash or marketable securities, then the value of such consideration shall be determined in good faith by the Board of Directors. In all events, appropriate adjustment (as determined in good faith by the Board of Directors) shall be made in the application of the provisions of this Certificate of Designation such that the Holders rights and interest in this Certificate of Designation shall be applicable after such event, to the greatest extent possible, in relation to any shares or other property deliverable after that event.

      (b) Transactions With Affiliates. Without the prior approval of the Holders, the Company shall not, and shall not permit any of its Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an "Affiliate Transaction"), unless (i) such Affiliate Transaction is on terms that are no less favorable to the Company or such Subsidiary than those that would have been obtained in a comparable transaction by the Company or such

            Subsidiary with an unrelated Person (ii) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $2.5 million, such Affiliate Transaction or series of Affiliated Transactions has been approved by a majority of the members of the Board of Directors that are disinterested as to such Affiliate Transaction or series of Affiliated Transactions and (iii) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $10.0 million, an opinion as to the fairness to the Company of such Affiliate Transaction or series of Affiliated Transactions from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing; provided that (1) any transaction approved by the Board of Directors, with an officer or director of the Company or of any of its Subsidiaries in his or her capacity as an officer or director entered into in the ordinary course of business; (2) transactions between or among the Company and/or its Subsidiaries; (3) payment of reasonable directors fees to the Board of Directors and of its Subsidiaries; (4) fees and compensation paid to, and indemnity provided on behalf of, officers, directors or employees of the Company or any of its Subsidiaries, as determined in good faith by the Board of Directors of the Company or of any such Subsidiary, to the extent the same are reasonable and customary; and (5) agreements in effect on the Issue Date and any modification thereto or any transaction contemplated thereby (including pursuant to any modification thereto) in any replacement agreement therefor so long as such modification or replacement is not more disadvantageous to the Company in any material respect than the original agreement as in effect on the Issue Date, in each case, shall not be deemed to be Affiliate Transactions.

      (c) Reports. Whether or not required by the rules and regulations of the SEC, so long as any shares of Series C Preferred Stock are outstanding, the Company shall make available to the Holders, upon request, (i) all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the Company were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" that describes the financial condition and results of operations of the Company and its consolidated Subsidiaries (showing in reasonable detail, either on the face of the financial statements or in the footnotes thereto and in Management's Discussion and Analysis of Financial Condition and Results of Operations, the financial condition and results of operations of the Company and its Subsidiaries separate from the financial information and results of operations of the Subsidiaries of the Company) and, with respect to the annual information only, a report thereon by the Company certified independent accountants and
            (ii) all current reports that would be required to be filed with the SEC on Form 8-K if the Company was required to file such reports, in each case within the time periods set forth in the SEC's rules and regulations. For purpose of this provision, posting such reports on EDGAR or on the Company's website shall constitute making such reports available to the Holders. The Company also agrees to provide the Holders with such additional information as the Holders may from time to time reasonably request.

      (d) Events of Default. The Company agrees that, so long as the Holders of Series C Preferred Stock beneficially own the Minimum Investment, the Company shall furnish to the Holders, as soon as possible and in any event within five Business Days of obtaining knowledge thereof, an officer's certificate specifying the nature and period of existence of such condition or event, or specifying the notice given or action taken by such holder or Person and the nature of such claimed violation, default, event or condition, and what action the Company has taken, is taking and proposes to take with respect to notice:

            (i) of any condition or event that constitutes an event of default under the instruments governing the Company's outstanding debt with a principal amount in excess of $50,000,000;

            (ii) that any Person has given any notice to the Company or any of its Subsidiaries or taken any other action with respect to a claimed default or event or condition that would be required to be disclosed in a current report filed by the Company with the SEC on Form 8-K (Items 1, 2, 4 and 5 of such Form as in effect on the date hereof); or

            (iii) of any condition or event which constitutes a Material Adverse
                  Effect.

      (e) No Poison Pills. Without the prior approval of the Holders, the Company shall not, so long as the Holders of Series C Preferred Stock beneficially own the Minimum Investment, create or adopt any shareholders rights plan or "poison pill", amend any of its organizational documents, or take any similar action that would prohibit or materially impede or materially delay the ability of the Holders and their Affiliates to acquire additional shares of Capital Stock, or to dispose of or sell such Capital Stock, in any manner permitted by this Certificate of Designation, the Warrant and the Stockholders Agreement; provided that, for avoidance of doubt, the foregoing shall not restrict the Company from (a) entering into loan agreements that contain customary covenants, including provisions permitting acceleration of the related indebtedness upon a change of control and (b) issuing debt securities or preferred stock that contain customary covenants, including change of control provisions.

      (f) Limitation on Issuance of Series C Preferred Stock. Without the prior approval of the Holders, the Company shall not issue any shares of Series C Preferred Stock to any Person other than the Infinity Media Corporation, a Delaware corporation, and its Affiliates.

10.   AMENDMENT.

            Notwithstanding anything to the contrary in the DGCL, subject to
      Section 9(a), neither this Certificate of Designation nor the Certificate of Incorporation shall be amended, altered or repealed (by merger, consolidation or otherwise) in any manner that would alter or change the powers, preferences or special rights of the Series C Preferred Stock so as to affect the Holders thereof adversely without the affirmative vote of the Holders of Series C Preferred Stock voting separately as a class.

11.   EXCLUSION OF OTHER RIGHTS.

            Except as may otherwise be required by law, the shares of Series C Preferred Stock shall not have any voting powers, preferences and relative, participating, optional or other special rights, other than those specifically set forth in this Certificate of Designation (as such Certificate of Designation may be amended from time to time in accordance with the terms hereof) and in the Certificate of Incorporation.

12.   HEADINGS OF SECTIONS.

            The headings of the various sections and subsections hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

                                                                       EXHIBIT A

                               NOTICE OF TRANSFER

      The undersigned, being the registered record holder of the Series C Convertible Preferred Stock (the "Series C Preferred Stock") of Spanish Broadcasting System, Inc. (the "Company") hereby gives the Company notice of a transfer of [number] outstanding shares of Series C Preferred Stock on [date] to [name of transferee] pursuant to Section 6(a) of the Certificate of Designation of the Series C Preferred Stock.

Dated: [five trading days prior to the date fixed for transfer]

________________________
Name

________________________
Address
________________________                       ________________________
Please print name and                          (Signature)
address, including zip
code number

Denominations:________

                                                                       EXHIBIT B

                       NOTICE TO EXERCISE CONVERSION RIGHT

      The undersigned, being the registered record holder of the Series C Convertible Preferred Stock (the "Series C Preferred Stock") of Spanish Broadcasting System, Inc. (the "Company") irrevocably exercises the right to convert ____________ outstanding shares of Series C Preferred Stock on ___________, ____, into shares of Class A Common Stock of the Company in accordance with the terms of the shares of Series C Preferred Stock, and directs that the shares issuable and deliverable upon the conversion be issued and delivered in the denominations indicated below to the registered holder hereof unless a different name has been indicated below.

Dated: [five trading days prior to the date fixed for conversion]

Fill in for registration of shares of
Class A Common Stock if to be issued
otherwise than to the registered holder:

________________________
Name

________________________
Address

________________________                       ________________________
Please print name and                          (Signature)
address, including zip
code number

Denominations:________

                                   EXHIBIT C

                     FORM OF REGISTRATION RIGHTS AGREEMENT

                          REGISTRATION RIGHTS AGREEMENT

            REGISTRATION RIGHTS AGREEMENT, dated as of _______ __, 200_ (this "Agreement"), by and between Spanish Broadcasting System, Inc., a Delaware corporation (the "Company") and Infinity Media Corporation, a Delaware corporation (the "Shareholder").

            WHEREAS, simultaneous with the execution of this Agreement, the Company, SBS Bay Area, LLC, a Delaware limited liability company ("Merger Sub"), Infinity Broadcasting Corporation of San Francisco, a Delaware corporation ("Target") and the Shareholder are consummating the transactions contemplated by the Merger Agreement, dated as of October __, 2004, pursuant to which Target is merging with and into Merger Sub with the result that Merger Sub will be the surviving entity (the "Merger");

            WHEREAS, pursuant to the terms of the Merger, the Shareholder is acquiring an aggregate of 380,000 shares of the Series C Convertible preferred stock of the Company (the "Series C Preferred Stock"), which are convertible into shares of the Class A common stock, par value $0.0001 per share, of the Company (the "Class A Common Stock") as set forth in the certificate of designation for the Series C Preferred Stock filed with the Secretary of State of the State of Delaware;

            WHEREAS, pursuant to the terms of the Merger, the Shareholder is acquiring a non-transferable warrant (the "Warrant") to purchase 190,000 shares of Series C Preferred Stock at an exercise price of $300.00 per share; and

            WHEREAS, in connection with the Merger and pursuant to the Merger Agreement, the Company has agreed to provide the Shareholder with certain registration rights as set forth herein.

            NOW, THEREFORE, the parties hereto agree as follows:

                                   ARTICLE I

                               Certain Definitions

            The following terms, as used in this Agreement, have the following respective meanings:

            "Affiliate" means, with respect to any Person, any other Person that, directly or indirectly, through one or more intermediaries, Controls, or is Controlled by, or is under common Control with, such Person.

            "Agreement" has the meaning set forth in preamble of this Agreement.

            "Alarcon" has the meaning set forth in Section 3.6 of this Agreement.

            "Class A Common Stock" has the meaning set forth in recitals of this Agreement.

            "Commission" means the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

            "Company" has the meaning set forth in preamble of this Agreement.

            "Control" (including with correlative meaning, the terms "Controlling", "Controlled by" and "under common Control with"), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

            "Conversion Shares" means shares of Class A Common Stock issued or issuable upon conversion of the Series C Preferred Stock or any other Convertible Securities held by the Shareholder.

            "Convertible Securities" shall mean (i) any rights, options or warrants to acquire Class A Common Stock or any capital stock of the Company or any subsidiary of the Company, including the Series C Preferred Stock, and (ii) any notes, debentures, shares of preferred stock or other securities, options, warrants or rights, which are convertible or exercisable into, or exchangeable for, Class A Common Stock or any capital stock of the Company or any subsidiary of the Company, including the Warrant.

            "Demand Registration" has the meaning set forth in Section 3.1 of this Agreement.

            "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any successor statute and the rules and regulations thereunder.

            "Merger" has the meaning set forth in recitals of this Agreement.

            "Merger Sub" has the meaning set forth in recitals of this Agreement.

            "Nasdaq" has the meaning set forth in Section 3.12 of this Agreement.

            "Person" means any natural person, corporation, limited partnership, general partnership, a limited liability company, joint stock company, joint venture, association, company, trust, bank, trust company, land trust, business trust or other organization, whether or not a legal entity, and any government agency or political subdivision thereof.

            "Piggyback Registration" has the meaning set forth in Section 3.6 of this Agreement.

            "Public Sale" means any sale of the Company's common stock to the public pursuant to an effective registration statement under the Securities Act or pursuant to the provisions of Rule 144 of the Securities Act.

            "Registrable Securities" means the Conversion Shares issued or issuable to the Shareholder from time to time in connection with the conversion of the Series C Preferred Stock, including the Conversion Shares issued or issuable in connection with the conversion of the Series C Preferred Stock issued or issuable upon exercise of the Warrant; provided, however, that as to any particular Registrable Securities, such securities will cease to be Registrable Securities when they have been distributed to the public pursuant to a Public Sale.

            "Registration Expenses" has the meaning set forth in Section 3.10 of this Agreement.

            "Securities Act" means the Securities Act of 1933, as amended, or any successor statute and the rules and regulations thereunder.

            "Selling Expenses" means all underwriting discounts and commissions, and the fees and expenses in excess of those for one counsel for the Shareholder applicable to the sale of Registrable Securities.

            "Series C Preferred Stock" has the meaning set forth in recitals of this Agreement.

            "Shareholder" has the meaning set forth in preamble of this Agreement and shall include any Transferee pursuant to Section 3.18.

            "Shareholder Request" has the meaning set forth in Section 3.1 of this Agreement.

            "Target" has the meaning set forth in recitals of this Agreement.

            "Transferee" has the meaning set forth in Section 3.18 of this Agreement.

            "Warrant" has the meaning set forth in recitals of this Agreement.

                                   ARTICLE II

                                     Legend

            2.1 Restrictive Legend. (a) Each certificate representing the Registrable Securities shall bear a legend substantially in the following form:

                  "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL SUCH SHARES ARE REGISTERED UNDER SUCH ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION IS OBTAINED TO THE EFFECT THAT SUCH REGISTRATION IS NOT REQUIRED."

                  (b) In addition to the legend set forth in paragraph (a) of this Section 2.1, each certificate representing the Registrable Securities shall bear a legend substantially in the following form:

                  "THE INTERESTS REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS OF A REGISTRATION RIGHTS AGREEMENT, DATED AS
                  OF __________ __, 200_, BETWEEN THE COMPANY AND THE REGISTERED OWNER OF THIS CERTIFICATE (OR THE REGISTERED OWNER'S PREDECESSOR IN INTEREST), AS MAY BE AMENDED, AND SUCH AGREEMENT IS AVAILABLE FOR INSPECTION WITHOUT CHARGE AT THE OFFICES OF THE COMPANY."

A certificate shall not bear such legends if in the opinion of counsel satisfactory to the Company (it being agreed that each of Shearman & Sterling LLP and Kaye Scholer LLP shall be satisfactory) the securities represented thereby have been registered under the Securities Act or may be publicly sold without registration under the Securities Act and any applicable state securities laws.

            2.2 Removal of Legend. Each certificate representing the Registrable Securities sold or otherwise transferred shall bear the legends set forth in Section 2.1, except that such certificate shall not bear such legend, and the Company will take the steps necessary to remove such legend if (i) the sale is made in accordance with the provisions of Rule 144 (or any other rule permitting sale without registration under the Securities Act) or (ii) in the opinion of counsel satisfactory to the Company (it being agreed that either of Shearman & Sterling LLP or Kaye Scholer LLP shall be satisfactory) the transferee and any subsequent transferee would be entitled to sell or transfer such securities without registration under the Securities Act.

                                   ARTICLE III

                               Registration Rights

            3.1 Demand Registration. Subject to Section 3.2, if the Shareholder notifies the Company in writing, which notice may not be delivered prior to one year after the date hereof (the "Shareholder Request"), that it wishes to offer or cause to be offered in a registered public offering the number of Registrable Securities set forth in the Shareholder Request (a "Demand Registration"), the Company agrees promptly within 60 days after receipt of the Shareholder Request to prepare and file a registration statement on Form S-1, S-2 or S-3, or any successor form under the Securities Act with the Commission to register under the Securities Act all Registrable Securities requested to be registered by the Shareholder, and to use its reasonable best efforts to have such registration statement declared effective as promptly as practicable (but in any event within 150 days after receipt of the properly given Shareholder Request), as would permit or facilitate the sale and distribution of the Registrable Securities. So long as any Registrable Securities remain held by the Shareholder and the Shareholder is entitled to require a Demand Registration hereunder, the Company shall use its reasonable best efforts to use Form S-

3 or a successor form thereof to effect the registration required hereunder. The Company shall not be required to effect more than three (3) Demand Registrations pursuant to this Section 3.1.

            3.2 Acceleration of Demand Registration. If at any time prior to the first anniversary of the date of this Agreement the Company enters into a definitive agreement with a third party to sell any radio stations that the Company controls in the New York City or Miami markets, then the Shareholder shall have the right to make a Demand Registration without regard to the one-year period set forth in this first sentence of Section 3.1.

            3.3 Priority on Demand Registrations. If a Demand Registration is an underwritten offering and the managing underwriters advise the Company in writing that in their opinion the number of Registrable Securities exceeds the number of Registrable Securities and other securities, if any, which can be sold therein without adversely affecting the marketability of the offering, the Company will include in such registration prior to the inclusion of any securities which are not Registrable Securities the maximum number of Registrable Securities requested to be included which in the opinion of such underwriters can be sold without adversely affecting the marketability of the offering. No holder of any Company security for which the Company has granted registration rights (other than the Shareholder) shall have the right to participate in any registration made by the Company pursuant to a Demand Registration.

            3.4 Completion of Demand Registrations. Notwithstanding any other provision of this Agreement to the contrary, a Demand Registration pursuant to
Section 3.1 shall not be deemed to have been effected (and, therefore, not requested for purposes of the number of Demand Registrations), (i) unless it has become effective, (ii) if after it has become effective such registration is interfered with by any stop order, injunction or other order or requirement of the Commission or other governmental agency or court for any reason other than a misrepresentation or an omission by the Shareholder and, as a result thereof, the Registrable Securities requested to be registered cannot be completely distributed in accordance with the plan of distribution set forth in the related registration statement or (iii) if the conditions to closing specified in any purchase agreement or underwriting agreement entered into in connection with such registration are not satisfied or waived other than by reason of some act or omission by the Shareholder.

            3.5 Limitation on Registration Requirement. (a) The Company will not be obligated to effect any Demand Registration within six (6) months after the effective date of (i) a prior Demand Registration or (ii) a registration in which the Shareholder was able to fully exercise their piggyback rights pursuant to Section 3.6 without any reduction in the number of Registrable Securities requested to be registered.

                  (b) The Company shall have the right to postpone for up to 75 days the filing or the effectiveness of a registration statement for a Demand Registration required pursuant to Section 3.1 hereof if the Board of Directors of the Company determines in good faith (and the Company so certifies to the Shareholder) that the filing of such registration statement would require the disclosure of non-public material information the disclosure of which would have a material adverse effect on the Company or would otherwise adversely affect (i) any proposal or plan by the Company or any of its Subsidiaries to engage in any financing transaction, public offering of securities, acquisition of assets (other than in the ordinary course of business) or any merger, consolidation, tender offer or similar transaction, or (ii) any material corporate development; provided, however, that the Company may not exercise its right to so delay a registration pursuant to Section 3.1 hereof more than once in any twelve (12) month period.

                  (c) The Company shall not be obligated or required to effect any registration pursuant to Section 3.1 hereof during the period commencing on the date falling 90 days prior to the Company's estimated date of filing of, and ending on the date 90 days following the effective date of, any underwritten registration of Company common stock initiated by the Company, for the account of the Company, if the Shareholder Request shall have been received by the Company after the Company shall have advised the Shareholder of Registrable Securities that the Company is contemplating commencing an underwritten registration initiated by the Company on a particular date; provided, however, that the Company will use reasonable efforts to cause any such registration to be filed and to become effective as expeditiously as shall be reasonably possible and that in no event shall the period during which the Company is not required to effect registration under this Section 3.5(c) be longer than an aggregate of 180 days within any twelve (12) month period.

            3.6 Piggyback Registrations. Whenever the Company proposes to register any securities beneficially owned by Raul Alarcon, Jr. ("Alarcon") under the Securities Act (including secondary registrations on behalf of Alarcon's securities other than pursuant to a Demand Registration) and the registration form to be used may be used for the registration of Registrable Securities (a "Piggyback Registration"), the Company will give prompt written notice to the Shareholder of its intention to effect such a registration and will include in such registration all Registrable Securities with respect to which the Company has received written requests (including the intended method of distribution of Registrable Securities by the Shareholder) for inclusion therein within fifteen (15) days after the receipt of the Company's notice. Notwithstanding anything to the contrary herein, the piggyback registration rights provided under this Section 3.6 shall not be available in connection with registrations by the Company for its own account (i) on Form S-8 or any successor form thereto, (ii) filed solely in connection with a dividend reinvestment plan or employee benefit plan covering officers or directors of the Company or its Affiliates, or (iii) on Form S-4 or any successor form thereto, in connection with a merger, acquisition, exchange offer or similar corporate transaction.

            3.7 Expenses of Piggyback Registrations. The Company will pay all Registration Expenses of a Piggyback Registration, whether or not it becomes effective.

            3.8 Priority on Piggyback Registrations. If a Piggyback Registration is an underwritten secondary registration on behalf of Alarcon, and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering without adversely affecting the marketability of the offering (including the price per share), the Company will include in such registration (i) FIRST, the securities the Company proposes to sell for its own account, if any; (ii) SECOND, the securities the Company proposes to sell on behalf of Alarcon; (iii) THIRD, the Registrable Securities requested by the Shareholder to be included in such registration; and (iii) FOURTH, other securities requested to be included in such registration. No registration of Registrable Securities effected under Section 3.6 shall relieve the Company of its obligation to effect registration(s) of Registrable Securities pursuant to Section 3.1.

            3.9 Registration Procedures. If and whenever the Company is required by the provisions of this Article III to effect a registration of the Registrable Securities under the Securities Act, the Company will as promptly as practicable but in any event within the time periods provided in this Agreement:

                  (a) prepare and file with the Commission a registration statement with respect to such Registrable Securities and use its reasonable best efforts to cause such registration statement to become and remain effective for the period of time required for the disposition of all such Registrable Securities covered by the registration statement by the Shareholder;

                  (b) prepare and file with the Commission all such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities registered under such registration statement until the earlier of (i) such time as all of such Registrable Securities have been disposed of in accordance with the intended methods of disposition set forth in such registration statement and (ii) two years after such registration statement becomes effective, provided that such period shall be extended by the number of days for which the Shareholder is unable to make sales of Registrable Securities as a result of an event of the type described in Section 3.9(i);

                  (c) furnish to the Shareholder and to each duly authorized underwriter of the Shareholder such number of conformed copies of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits), authorized copies of the prospectus, including copies of any preliminary prospectus, and of each such amendment or supplement thereto, in conformity with the requirements of the Securities Act, and such other documents as the Shareholder or underwriter may reasonably request in order to facilitate the sale or other disposition of the Registrable Securities registered under such registration statement;

                  (d) use its reasonable best efforts to register or qualify such Registrable Securities covered by such registration statement under such securities or blue sky laws of such jurisdictions as the Shareholder or any underwriter shall request, and do any and all other acts and things which may be necessary under such securities or blue sky laws to enable the Shareholder to consummate the sale or other disposition in such jurisdictions of the Registrable Securities to be sold by the Shareholder, except that the Company shall not for any such purpose be required to qualify to do business in any jurisdiction wherein it is not qualified or to file any general consent to service of process in any such jurisdiction;

                  (e) before filing the registration statement or prospectus or any amendments or supplements thereto or any other documents related thereto, furnish to counsel selected by the Shareholder of Registrable Securities included in such registration statement copies of all such documents proposed to be filed, all of which shall be subject to the reasonable approval of such counsel;

                  (f) furnish, at the request of the Shareholder, (i) to the underwriters, on the date(s) reasonably requested by such underwriters, an opinion of the independent counsel representing the Company for the purposes of such registration addressed to such underwriters and to such seller, in such form and content as the underwriters and such seller may reasonably request, or
(ii) if such Registrable Securities are not being sold through underwriters, then to the sellers, on the date that the registration statement with respect to such Registrable Securities becomes effective, an opinion, dated such date, of the independent counsel representing the Company for the purposes of such registration in such form and content as such seller may reasonably request; and in the case of clauses (i) and (ii) above, a letter dated such date, from the independent certified public accountants of the Company addressed to the underwriters, if any, and if such Registrable Securities are not being sold through underwriters, then to the sellers and, if such accountants refuse to deliver such letter to such sellers, then to the Company, stating that they are independent certified public accountants within the meaning of the Securities Act and that, in the opinion of such accountants, the financial statements and other financial data of the Company included in the registration statement or the prospectus, or any amendment or supplement thereto, comply as to form in all material respects with the applicable accounting requirements of the Securities Act and covering such other matters as are customarily covered in accountant's "comfort" letters;

                  (g) enter into customary agreements (including an underwriting agreement in customary form) and take such other actions as are reasonably required in order to expedite or facilitate the disposition of such Registrable Securities;

                  (h) provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by such registration statement from and after a date not later than the effective date of such registration statement;

                  (i) promptly notify the Shareholder of Registrable Securities included in such registration statement, (i) at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in the light of the circumstances under which they were made, (ii) of the issuance by the Commission or any state securities authority of any stop order suspending the effectiveness of a registration statement or the initiation or proceedings for that purpose and (iii) of any request by the Commission or any other regulatory body or other body having jurisdiction for any amendment of or supplement to any registration statement or other document relating to such offering, and in each such case, promptly prepare, file with the Commission as required, and furnish to the Shareholder a reasonable number of copies of a supplement to or an amendment to such prospectus and registration statement as may be necessary so that, as thereafter delivered to purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in light of the circumstances under which they were made;

                  (j) use its commercially reasonable efforts to list all Registrable Securities covered by such registration statement on any securities exchange on which the shares of Class A Common Stock are then listed; and

                  (k) otherwise use its commercially reasonable efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, but not later than 18 months after the effective date of the registration statement, an earnings statement covering the period of at least twelve (12) months beginning with the first full calendar month after the effective date of such registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act.

            3.10 Expenses. (a) All expenses incurred in effecting the registrations provided for in this Article III (excluding Selling Expenses), including without limitation all registration and filing fees (including all expenses incident to filing with the NASD Regulation, Inc. and any securities exchange), printing expenses, fees and disbursements of counsel for the Company, fees of the Company's independent auditors and accountants, expenses of any audits incident to or required by any such registration and expenses of complying with the securities or blue sky laws of any jurisdictions pursuant to subsection 3.9(d) hereof, underwriters (excluding discounts and commissions, which shall be borne by the seller(s) of securities) and other Persons retained by the Company (all such expenses being herein called "Registration Expenses"), will be borne as provided in this Agreement, except that the Company will, in any event, pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit or quarterly review, the expense of any liability insurance and the expenses and fees for listing the securities to be registered on each securities exchange on which similar securities issued by the Company are then listed or on the NASD automated quotation system (on the National Market System if the Company so qualifies). The Company shall have no obligation to pay any transfer taxes associated with the disposition of Registrable Securities by a holder thereof.

                  (b) In connection with the first Demand Registration, the Company will pay all Registration Expenses, whether or not it becomes effective, and will reimburse the Shareholder for the reasonable fees and disbursements of one counsel to the Shareholder in connection with the Demand Registration; provided, however, that the Company shall not be required to pay for any expenses of any Demand Registration proceeding begun pursuant to Section 3.1 if the Demand Registration request is subsequently withdrawn at the request of the Shareholder, in which case the Shareholder shall bear all such expenses, and, provided further, that if at the time of such withdrawal, the Shareholder has learned of a material adverse change in the condition, business, or prospects of the Company from that known to such Shareholder at the time of its request and has withdrawn the request with reasonable promptness, then the Shareholder shall not be required to pay any of such expenses and shall retain their rights pursuant to Section 3.10.

                  (c) In connection with the second and third Demand Registrations, the Shareholder will pay all Registration Expenses, whether or not the registration statement becomes effective, and the Shareholder will reimburse the Company for the reasonable fees and disbursements of the Company's regular outside corporate counsel for performance of the normal and customary functions of counsel in connection with the second and third Demand Registrations.

                  (d) All Selling Expenses in connection with each Demand Registration shall be borne by the Shareholder.

            3.11 Time Limitations; Termination of Rights. Notwithstanding the foregoing provisions of this Article III, the rights to registration shall terminate as to any particular Registrable Securities when (i) such Registrable Securities shall have been effectively registered under the Securities Act and sold by the Shareholder thereof in accordance with such registration, (ii) such Registrable Securities shall have been sold in compliance with Rule 144 promulgated under the Securities Act, or (iii) written opinions from counsel reasonably acceptable to the Company and the holder of such Registrable Securities, to the effect that such Registrable Securities may be sold without registration under the Securities Act or applicable state law and without restriction as to the volume and timing of such sales, shall have been received from either counsel to the Company or counsel to the Shareholder; provided, that so long as any Registrable Securities are held by the Shareholder, the Shareholder shall be entitled to one (1) Demand Registration to be used to effect an underwritten offering of such number of Registrable Securities as the Shareholder may request; provided further that the Shareholder shall pay all Registration Expenses in connection with such Demand Registration.

            3.12 Compliance with Rule 144. At the request of the Shareholder of Registrable Securities proposing to sell Registrable Securities in compliance with Rule 144 promulgated under the Securities Act, assuming that at such time the provisions of such Rule are applicable to the Shareholder and, in the event the Shareholder is or could be deemed to be an "affiliate" of the Company within the meaning of the Securities Act, and the Company is then required to file reports under Section 13 or 15(d) of the Exchange Act, the Company shall (a) forthwith furnish to the Shareholder a written statement as to its compliance with the filing requirements of the Commission as set forth in such Rule, as such Rule may be amended from time to time, and (b) make such additional filings of reports with the Commission as will enable the Shareholder to make sales of Registrable Securities pursuant to such Rule. At all times during which this Agreement is effective, the Company shall file with the Commission and, if applicable, The Nasdaq Stock Market, Inc. ("Nasdaq"), in a timely manner, all reports and other documents required to be filed by the Company, (i) with the Commission pursuant to the Exchange Act, and (ii) with Nasdaq pursuant to its rules and regulations.

            3.13 Company's Indemnification. In the case of each offering of Registrable Securities, the Company hereby agrees to indemnify and hold harmless the Shareholder, each Person, if any, who controls the Shareholder within the meaning of Section 15 of the Securities Act and each other Person (including each underwriter and each Person who controls such underwriter) who participates in the offering of Registrable Securities, against any losses, claims, damages or liabilities, joint or several, to which the Shareholder, controlling person or participating person may become subject under the Securities Act or otherwise, against any and all losses, claims, damages or liabilities (or proceedings in respect thereof) that arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which the Registrable Securities are registered under the Securities Act, in any preliminary prospectus or final prospectus contained therein, or in any amendment or supplement thereto, or document incorporated by reference therein or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Shareholder, the controlling person and participating person for any legal or other expenses reasonably incurred in connection with investigating or defending any such loss, claim, damage, liability or proceeding; provided, however, that the Company will not be liable in any case to the Shareholder, the controlling Person or participating Person to the extent that any loss, claim, damage or liability results from any untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, preliminary or final prospectus or amendment or supplement in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by the Shareholder or any other person who participates as an underwriter in the offering or sale of such securities, in either case, specifically stating that it is for use in the preparation thereof or controlling or participating person, as the case may be, specifically stating that it is for use in the preparation of such document. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Shareholder disposing of Registrable Securities or any such underwriter or controlling person and shall survive the transfer of such securities by the Shareholder and the expiration or termination of this Agreement.

            3.14 Indemnification by the Shareholder. (a) In the case of each offering of Registrable Securities, the Shareholder agrees to indemnify and hold harmless (in the same manner as set forth in Section 3.13 above) the Company, each Person referred to in clause (1), (2) or (3) of Section 11(a) of the Securities Act (except if such Person is also a selling shareholder under such registration) in respect of the registration statement, and each other Person, if any, who controls the Company within the meaning of Section 15 the Securities Act (except if such Person is also a selling shareholder under such registration), with respect to any untrue statement or alleged untrue statement of any material fact contained in the registration statement under which the Registrable Securities are registered under the Securities Act, in any preliminary prospectus or final prospectus contained therein or in any amendment or supplement thereto, or that arises out of or is based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, which, in each case, is made in or omitted from the registration statement, preliminary or final prospectus or amendment or supplement in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by the Shareholder specifically for use in the preparation thereof; provided, however, that the indemnification obligations of the Shareholder shall be limited to the net proceeds received by the Shareholder from the sale of Registrable Securities pursuant to such registration. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Company or any person indemnified by virtue of this Section 3.14 and shall survive the transfer of such securities by the Shareholder and the expiration or termination of this Agreement. In the case of an offering made pursuant to this Agreement with respect to which the Company has designated the lead or managing underwriters (or the Company is offering securities directly, without an underwriter), this indemnity does not apply to any loss, claim, damage or liability arising out of or related to any untrue statement or alleged untrue statement or omission or alleged omission in any preliminary prospectus or offering memorandum if a copy of a final prospectus or offering memorandum was not sent or given by or on behalf of any underwriter (or the Company, as the case may be) to such Person asserting such loss, claim, damage or liability at or prior to the written confirmation of the sale of the Registrable Securities as required by the Securities Act and such untrue statement or omission has been corrected in such final prospectus or offering memorandum.

            3.15  Contribution. If the indemnification provided for in Section
3.13 or 3.14 from the indemnifying party is unavailable to an indemnified party hereunder, or is insufficient to hold harmless an indemnified party, in respect of any losses, claims, damages, liabilities or expenses referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified parties in connection with the actions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified parties shall be determined by reference to, among other things, whether any action in question, including any untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified parties, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission, provided that the maximum amount of the Shareholder's contribution shall be limited to the net proceeds received by the Shareholder from the sale of Registrable Securities pursuant to such registration. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding.

            The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 3.15 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any indemnifying party who was not guilty of such fraudulent misrepresentation.

            3.16 Notification of and Participation in Actions. Promptly after receipt by an indemnified party under this Article III of oral or written notice of a claim or the commencement of any proceeding against it, such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party under such Article, give written notice to the indemnifying party of the commencement thereof, but the failure so to notify the indemnifying party shall not relieve it of any liability that it may have to any indemnified party except to the extent the indemnifying party demonstrates that the defense of such action is prejudiced thereby. In case any such proceeding shall be brought against an indemnified party and it shall give notice to the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish (unless the indemnifying party is also a party to such proceeding and the indemnified party determines in good faith that joint representation would be inappropriate) to assume the defense thereof with counsel reasonably satisfactory to such indemnified party and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such Article for any fees of other counsel or any other expenses with respect to the defense of such proceeding, in each case, subsequently incurred by such indemnified party in connection with the defense thereof. If an indemnifying party assumes the defense of such proceeding, (a) no compromise or settlement thereof may be effected by the indemnifying party without the indemnified party's reasonable consent unless (i) there is no finding or admission of any violation of law or any violation of the rights of any Person and no effect on any other claims that may be made against the indemnified party and (ii) the sole relief provided is monetary damages that are paid in full by the indemnifying party, and (b) the indemnifying party shall have no liability with respect to any compromise or settlement thereof effected without its consent, which shall not be unreasonably withheld. If notice is given to an indemnifying party of the commencement of any proceeding and it does not, within fifteen (15) business days after the indemnified party's notice is given, give notice to the indemnified party of its election to assume the defense thereof, the indemnifying party shall be bound by any determination made in such action or any compromise or settlement thereof effected by the indemnified party. Notwithstanding the foregoing, if an indemnified party determines in good faith that there is a reasonable probability that a proceeding may adversely affect it or its affiliates other than as a result of monetary damages, such indemnified party may, by notice to the indemnifying party, assume the exclusive right to defend, compromise or settle such proceeding, but the indemnifying party shall not be bound by any determination of a proceeding so defended or any compromise or settlement thereof effected without its consent (which shall not be unreasonably withheld). All indemnification obligations of the parties hereto shall survive any termination of this Agreement pursuant to Section 3.13 hereof.

            3.17 Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to Article III that the Shareholder requesting registration of Registrable Securities furnish to the Company such information regarding them, the Registrable Securities held by them and the intended method of disposition of such securities as the Company shall reasonably request and as shall be required in connection with the action to be taken by the Company. In the event that the registration under Article III involves an underwritten offering, the Company agrees to provide such information to the underwriters as they may reasonably request in connection with their due diligence procedures.

            3.18 Transfer of Registration Right. The Shareholder may transfer all or any portion of the registration rights granted under Article III to an Affiliate in respect of Registrable Securities owned by the Shareholder at the time of the transfer (each such Affiliate that receives such Registrable Securities being referred to herein as a "Transferee"). Any transfer of registration rights pursuant to this Section 3.18 shall be effective upon the receipt by the Company of (i) written notice from the Shareholder stating the name and address of such Transferee and identifying the number of Registrable Securities with respect to which rights under this Agreement are being transferred and the nature of the rights so transferred and (ii) a written agreement from such Transferee to be bound by the terms of this Article III and Sections 4.2, 4.4, 4.6 and 4.7 of this Agreement.

                                   ARTICLE IV

                                  Miscellaneous

            4.1 No Inconsistent Agreements. The Company will not, at any time after the effective date of this Agreement, enter into, and is not now a party to or otherwise bound by, any agreement or contract (whether written or oral) with respect to any of its securities which is inconsistent in any respect with the registration rights granted by the Company pursuant to this Agreement.

            4.2 Entire Agreement. This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, between the parties with respect to the subject matter hereof.

            4.3 Notices. Notices and other communications provided for herein shall be in writing and shall be given in the manner and with the effect provided in the Merger Agreement. Such notices and communications shall be addressed if to the Shareholder of Registrable Securities, to its address as shown on the transfer records of the Company, unless the Shareholder shall notify the Company that notices and communications should be sent to a different address (or facsimile number), in which case notices and communications shall be sent to the address (or such facsimile number) specified by the Shareholder.

            4.4 Waivers; Amendments. No failure or delay of the Shareholder of Registrable Securities in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Shareholder are cumulative and not exclusive of any rights or remedies which it would otherwise have. The provisions of this Agreement may be amended, modified or waived only by an agreement in writing and any such waiver shall be effective only in the specific instance and for the purpose for which given. Notwithstanding the foregoing, no amendment, modification or waiver of any provision of this Agreement shall be effective against the Shareholder of Registrable Securities unless (a) agreed to in writing by the Shareholder or (b) agreed to in writing by the Shareholder's predecessor in interest and notation thereof is set forth on the certificate evidencing the Shareholder's Registrable Securities as the case may be. No notice or demand on the Company in any case shall entitle the Company to any other or further notice or demand in similar or other circumstances.

            4.5 Specific Performance. The parties hereto acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, it is agreed that they shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically the terms and provision hereof in any court of competent jurisdiction in the United States or any state thereof, in addition to any other remedy to which they may be entitled at law or equity.

            4.6 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York. Each of the parties hereto agrees that any dispute relating to or arising from this Agreement or the transactions contemplated hereby may be resolved in the courts of the State of New York sitting in the County of New York or the United States District Court for the Southern District of New York and the appellate courts having jurisdiction of appeals in such courts. In that context, and without limiting the generality of the foregoing, each of the parties hereby irrevocably and unconditionally:

                  (a) submits for itself and its property in any legal suit, action or proceeding relating to this Agreement or any transaction contemplated hereby, or for recognition and enforcement of any judgment in respect thereof, to the nonexclusive jurisdiction of the courts of the State of New York sitting in the County of New York or the United States District Court for the Southern District of New York and appellate courts having jurisdiction of appeals in such courts, and each of the parties hereto irrevocably and unconditionally agrees that all claims in respect of any such suit, action, or proceeding may be heard and determined in such New York State court or, to the extent permitted by law, in such federal court;

                  (b) consents that any such suit, action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue or jurisdiction of any such action or proceeding in such court or that such action or proceeding was brought in an inconvenient forum and agrees not to plead or claim the same;

                  (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such party as provided in Section 4.3 hereof; and

                  (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by New York law.

            4.7 Successors and Assigns. This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and assigns. Nothing contained in this Agreement, express or implied, is intended to confer upon any other person or entity any benefits, rights or remedies.

            4.8 Severability. In case any one or more of the provisions contained in this Agreement shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby. The parties shall endeavor in good faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

            4.9 Section Headings. The section headings used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of or be taken into consideration in interpreting this Agreement.

            4.10 Expenses. Except as expressly otherwise provided herein, each party shall bear its own expenses incurred in connection with the preparation, execution and performance of this Agreement and the transactions contemplated hereby, including all fees and expenses of agents, representatives, counsel and accountants.

            4.11 Counterparts; Facsimile Signatures. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties and delivered (by facsimile or otherwise) to the other parties, it being understood that all parties need not sign the same counterpart. Any counterpart or other signature hereupon delivered by facsimile shall be deemed for all purposes as constituting good and valid execution and delivery of this Agreement by such party.

            4.12 Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

            4.13 Further Agreements. The parties agree that they will execute any further instruments and perform any acts that may become necessary or desirable to carry out this Agreement.

                  [Remainder of page intentionally left blank]

            IN WITNESS WHEREOF, each party hereto has caused this Agreement to be duly executed, all as of the day and year above written.

                                     SPANISH BROADCASTING SYSTEM, INC.

                                     By:________________________________________
                                        Name:
                                        Title:

                                     INFINITY MEDIA CORPORATION

                                     By:________________________________________
                                        Name:
                                        Title: